OFFICE LEASE


                            at



                      ONE ALLEN CENTER



                          between



    TRIZEC ALLEN CENTER LIMITED PARTNERSHIP (LANDLORD)


                            and


              GENESIS CRUDE OIL, L.P. (TENANT)


                   DATED:  JULY 15, 1997

                     TABLE OF CONTENTS

                                                    PAGE
                                                    ----


ARTICLE ONE                                          1

BASIC LEASE PROVISIONS                               1
1.01    BASIC LEASE PROVISIONS                       1
1.02    ENUMERATION OF EXHIBITS                      2
1.03    DEFINITIONS                                  2

ARTICLE TWO                                          11

PREMISES, TERM AND OTHER LEASE RIGHTS                11
2.01    LEASE OF PREMISES                            11
2.02    TERM                                         11
2.03    FAILURE TO GIVE POSSESSION                   11
2.04    CONDITION OF PREMISES                        12
2.05    RENEWAL OPTION                               12
2.06    CANCELLATION OPTION                          12
2.07    MANDATORY EXPANSION                          13
2.08    PREFERENTIAL LEASE RIGHT                     13
2.09    LICENSE FOR ROOFTOP COMMUNICATIONS EQUIPMENT 13

ARTICLE THREE                                        13

RENT                                                 13

ARTICLE FOUR                                         14

RENT ADJUSTMENT                                      14
4.01    RENT ADJUSTMENT                              14
4.02    PROCEDURE                                    14
4.03    BOOKS AND RECORDS                            15
4.04    PARTIAL OCCUPANCY                            16

ARTICLE FIVE                                         16

SECURITY DEPOSIT                                     16

[INTENTIONALLY DELETED]                              16

ARTICLE SIX                                          16

SERVICES                                             16
6.01    LANDLORD'S GENERAL SERVICES                  16
6.02    ELECTRICAL SERVICES                          18
6.03    ADDITIONAL AND AFTER-HOUR SERVICES           19
6.04    TELEPHONE SERVICES                           20
6.05    DELAYS IN FURNISHING SERVICES                20

ARTICLE SEVEN                                        22

POSSESSION, USE AND CONDITION OF PREMISES            22
7.01    POSSESSION AND USE OF PREMISES               22
7.02    LANDLORD ACCESS TO PREMISES                  24
7.03    QUIET ENJOYMENT                              25
7.04    ENTRY CARDS                                  25
7.05    TENANT SECURITY MEASURES                     26

ARTICLE EIGHT                                        26

MAINTENANCE                                          26
8.01    LANDLORD'S MAINTENANCE                       26
8.02    TENANT'S MAINTENANCE                         26

ARTICLE NINE                                         27

ALTERATIONS AND IMPROVEMENTS                         27
9.01    TENANT ALTERATIONS                           27
9.02    LIENS                                        28

ARTICLE TEN                                          29

ASSIGNMENT AND SUBLETTING                            29
10.01   ASSIGNMENT AND SUBLETTING                    29
10.02   RECAPTURE                                    31
10.03   EXCESS RENT                                  31
10.04   TENANT LIABILITY                             31
10.05   ASSUMPTION AND ATTORNMENT                    31

ARTICLE ELEVEN                                       32

DEFAULT AND REMEDIES                                 32
11.01   EVENTS OF DEFAULT                            32
11.02   LANDLORD'S REMEDIES                          33
11.03   ATTORNEY'S FEES                              35
11.04   BANKRUPTCY                                   35

ARTICLE TWELVE                                       36

SURRENDER OF PREMISES                                36
12.01   IN GENERAL                                   36
12.02   LANDLORD'S RIGHTS                            36

ARTICLE THIRTEEN                                     37

HOLDING OVER                                         37

ARTICLE FOURTEEN                                     37

DAMAGE BY FIRE OR OTHER CASUALTY                     37
14.01   SUBSTANTIAL UNTENANTABILITY                  37
14.02   INSUBSTANTIAL UNTENANTABILITY                38
14.03   RENT ABATEMENT                               38

ARTICLE FIFTEEN                                      39

EMINENT DOMAIN                                       39
15.01   TAKING OF WHOLE OR SUBSTANTIAL PART          39
15.02   TAKING OF PART                               39
15.03   COMPENSATION                                 39

ARTICLE SIXTEEN                                      40

INSURANCE                                            40
16.01   TENANT'S INSURANCE                           40
16.02   FORM OF POLICIES                             40
16.03   LANDLORD'S INSURANCE                         40
16.04   WAIVER OF SUBROGATION                        41
16.05   NOTICE OF CASUALTY                           42

ARTICLE SEVENTEEN                                    42

WAIVER OF CLAIMS AND INDEMNITY                       42
17.01   INDEMNITY BY TENANT                          42
17.02   INDEMNITY BY LANDLORD                        43

ARTICLE EIGHTEEN                                     43

RULES AND REGULATIONS                                43
18.01   RULES                                        43
18.02   ENFORCEMENT                                  43

ARTICLE NINETEEN                                     44

LANDLORD'S RESERVED RIGHTS                           44
19.01   RESERVED RIGHTS                              44

ARTICLE TWENTY                                       44

ESTOPPEL CERTIFICATE                                 44
20.01   IN GENERAL                                   44
20.02   ENFORCEMENT                                  45

ARTICLE TWENTY-ONE                                   45

RELOCATION OF TENANT                                 45

ARTICLE TWENTY-TWO                                   46

REAL ESTATE BROKERS                                  46

ARTICLE TWENTY-THREE                                 46

MORTGAGEE PROTECTION                                 46
23.01   SUBORDINATION AND ATTORNMENT                 46
23.02   NON-DISTURBANCE AGREEMENT                    47
23.03   MORTGAGEE PROTECTION                         47

ARTICLE TWENTY-FOUR                                  48

NOTICES 48

ARTICLE TWENTY-FIVE                                  49

MISCELLANEOUS                                        49
25.01   LATE CHARGES                                 49
25.02   WAIVER OF JURY TRIAL                         49
25.03   DEFAULT UNDER OTHER LEASE - INTENTIONALLY DELETED   49
25.04   OPTION                                       49
25.05   TENANT AUTHORITY                             50
25.06   ENTIRE AGREEMENT                             50
25.07   MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE 50
25.08   EXCULPATION                                  50
25.09   ACCORD AND SATISFACTION                      50
25.10   LANDLORD'S OBLIGATIONS ON SALE OF BUILDING   51
25.11   BINDING EFFECT                               51
25.12   CAPTIONS                                     51
25.13   APPLICABLE LAW                               51
25.14   ABANDONMENT                                  51
25.15   LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES  51
25.16 TEXAS DECEPTIVE TRADE PRACTICES ACT INAPPLICABLE 52
25.17   CLUB MEMBERSHIPS                             52
25.18   ENTIRE AGREEMENT                             52
25.19   NOTICE OF INDEMNIFICATION                    53


                        OFFICE LEASE

                        ARTICLE ONE
                   BASIC LEASE PROVISIONS

1.01 BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)  BUILDING AND ADDRESS: One Allen Center, 500 Dallas, Houston, Texas  77002.

(2)   LANDLORD:   Trizec Allen Center Limited Partnership,  a  Delaware  limited partnership d/b/a TrizecHahn Allen Center Limited Partnership.

(3)  TENANT:   Genesis Crude Oil, L.P., a Delaware limited partnership

(4)  DATE OF LEASE:  July 15, 1997.

(5)  LENGTH OF LEASE TERM:  Approximately eight (8) years.

(6)  PROJECTED COMMENCEMENT DATE:  November 1, 1997.

(7)  PROJECTED EXPIRATION DATE:  October 31, 2005.

(8)  BASE RENT:

      Period from/to    Monthly      Annually    Rate/SF of Rentable Area
      --------------    -------      --------    ------------------------

     Lease Years 1-6  $28,625.42     $343,505             $14.50

     Lease Years 7-8  $33,560.83     $402,730             $17.00

(9)  PREMISES:  Suite No. 2500. (subject to expansion as provided in EXHIBIT H)

     23,690   SQUARE FEET OF RENTABLE AREA (approximate)
     21,610   SQUARE FEET OF USABLE AREA (approximate)

(10) SECURITY DEPOSIT:   None

(11) TENANT'S USE OF PREMISES: General office use and such other lawful purposes as are consistent with uses of office space being made from time to time by tenants in the Building in accordance with their written lease agreements and no other purpose whatsoever, in compliance with all applicable laws, and without unreasonably disturbing or interfering with any other tenant or occupant of the Building. Without limiting the foregoing, Tenant may maintain (for use by Tenant and its employees and invitees) (i) conference and/or meeting facilities, (ii) libraries, (iii) coffee bars, (iv) support staff facilities (including, without limitation, word processing and copy facilities),
(v) lunchrooms and kitchen facilities (including, without limitation, vending machines and microwave ovens, subject, however, to Landlord's reasonable approval of the location (and ventilation, as applicable) of said vending machines and microwave ovens), and (vi) storage space incidental to general office purposes.

1.02 ENUMERATION OF EXHIBITS

The exhibits and riders set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A      Legal Description of Land
EXHIBIT B      Plan of Premises
EXHIBIT C      Workletter Agreement
EXHIBIT D      Rules and Regulations
EXHIBIT E      Parking
EXHIBIT F      Renewal Option
EXHIBIT G      Cancellation Options
EXHIBIT H      Mandatory Expansion
EXHIBIT I      Preferential Lease Right
EXHIBIT J      License for Rooftop Communications Equipment
EXHIBIT K      Janitorial Specifications
EXHIBIT L     Subordination, Non-Disturbance and Attornment Agreement

1.03 DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

ALLOWANCE:   "Allowance" shall mean an amount equal to  the  product  of  $24.00 times the number of square feet of Rentable Area of the Premises.

BUILDING:   The  "Building" shall mean the office building known  as  One  Allen
Center located upon the Land.

COMMENCEMENT  DATE:   The  date specified in Section 1.01(6)  as  the  Projected
Commencement Date, unless changed by operation of Article Two.

COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time. "Exterior Common Areas" shall mean that portion of the Property (and other tracts of real property comprising the multi-building project in the event the Building is located in such a project) which are not located within the Building (or other building in a multi-building project) and which are provided and maintained for the common use and benefit of Landlord and all tenants of the Building (or multi-building project) generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation, all parking areas (enclosed or otherwise, including, without limitation, the Building Garage and the Allen Center Parking Garage) and all streets, sidewalks, walkways, pedestrian tunnels and landscaped areas contained within the Project.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

DEFAULT RATE: The lesser of (i) a floating rate equal to four percent (4%) above the prime rate of interest (or the equivalent) then being charged by Texas Commerce Bank National Association, or its successor and (ii) the maximum non-usurious interest rate permitted by law.

ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

EXPENSE STOP: The sum of the Operating Expenses (as grossed up in Section 4.04) and Taxes (as defined in this Lease) per square foot of Rentable Area in the Building for the calendar year 1997.

EXPIRATION  DATE:   The  date  specified in Section 1.01(7)  unless  changed  by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated byphenyls.
INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

INITIAL IMPROVEMENTS: "Initial Improvements", when used herein, shall mean those improvements or remodeling to the Premises, if any, which Landlord and/or Tenant shall agree to provide according to the Workletter attached hereto as EXHIBIT C.

LAND:   The  parcels of real estate on which the Building is  located,  as  more particularly described in EXHIBIT A attached hereto.

LANDLORD  DELAY:   Any  event  or occurrence caused  by  Landlord  which  delays
Tenant's completion of the Initial Improvements, as more particularly described in the Workletter.

LAWS: All laws, ordinances, rules, regulations and other requirements adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE:   This instrument and all exhibits and riders attached hereto, as may  be amended from time to time.

LEASE YEAR: The twelve (12) month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve (12) month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT:  The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other holiday recognized by tenants occupying at least fifty percent (50%) of the Rentable Area of the Building other than Amerada Hess Corp., but in no event more than one (1) additional holiday per year.

OPERATING EXPENSES: Operating Expenses shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Property plus a portion of all such operating expenses reasonably allocable to the Project, plus Taxes. Operating Expenses shall, also include the amortization of capital improvements made: (i) primarily to reduce Operating Expenses, or to comply with any laws or other governmental requirements, provided, however, (x) Landlord will furnish Tenant with documentation justifying Landlord's reasonable anticipation that such capital expenditures will reduce or avoid increases in Operating Expenses and (y) the maximum amount which may be amortized in any year shall be the amount which Landlord reasonably estimates has been saved during that year as a result of the reduction of Operating Expenses caused by the installation of such capital items, or (ii) for replacements (as opposed to additions or new improvements) of non-structural items located in the Common Areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges, if any) shall be amortized for purposes of this Lease at a rate of ten percent (10%) per annum over the shorter of: (x) their useful lives, or (y) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures.

The following shall be excluded from Operating Expenses:

(i) All costs and operating expenses incurred in connection with any parking facilities and the repair, maintenance and operation thereof.

(ii) Depreciation, and except as set forth above, amortization.

(iii) Financing and refinancing costs, interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease together with all cost incidental to the items mentioned in this subparagraph.

(iv) Costs of correcting defects in the original design or any subsequent construction of the Building or the material used in the construction of the Property (including latent defects in the original or any subsequent construction of the Property or defects in the design of the Property) or in the Property equipment or appurtenances thereto, except that for the purposes of this subparagraph conditions (not occasioned by design or construction defects) resulting from ordinary wear and tear and use shall not be deemed defects.

(v) The cost of any repair to remedy damage caused by or resulting from the negligence of any other tenants in the Property, including their agents, servants, employees or invitees, together with the costs and expenses incurred by Landlord in attempting to recover such costs, to the extent specifically reimbursed by such tenant, insurance, or otherwise (other than as part of Operating Expenses).

(vi) Legal and other fees, leasing commissions, advertising expenses and other similar costs incurred in connection with the leasing of the Building.

(vi) Costs incurred in renovating or otherwise improving or decorating or redecorating space for new tenants or other existing tenants or occupants in the Building or vacant space in the Building or costs related thereto (including architectural and engineering fees); and costs incurred by Landlord that are specifically reimbursed to Landlord by other tenants (other than as part of Operating Expenses) in connection with maintenance or repair of above Building standard condition improvements.
(viii) Any items not otherwise excluded to the extent Landlord is specifically reimbursed by insurance or otherwise compensated (other than as part of Operating Expenses), including direct reimbursement by any tenant other than pursuant Operating Expense reimbursements or similar reimbursements less the out-of-pocket cost of collection.

(ix) A bad debt loss, rent loss or reserves for bad debts or rent loss.

(x) The cost (or any amortization thereof) of any alteration, addition, change, replacement, improvement, repair or other item which are properly capitalized except as provided above.

(xi) Any item of cost which is includable in Operating Expenses, but which represents an amount paid to an Affiliate of Landlord or an Affiliate of any partner or shareholder of Landlord, or to the Property management company or an Affiliate of the Property management company, to the extent the same is in excess of the reasonable cost of said item or service in an arms length transaction.

(xii) All interest or penalties incurred as a result of Landlord's failure to pay any costs of Taxes as the same shall become due because of Landlord's negligence.

(xiii) Costs or expenses incurred by Landlord which represent amounts spent by Landlord or its agents in bad faith and an amount equal to any costs which represent any payments received by Landlord or the Property manager, or the employees or officers or either, from suppliers or goods or services as kick-backs, finders fees, expediting fees or other similar dishonest fees.

(xiv) Any and all costs associated with the operation of the business of the entity which constitutes Landlord; excluded items shall specifically include, but shall not be limited to formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data thereof (except to the extent related to Landlord's performance under this Lease and other leases, for example, without limitation, matters relating to Operating Expenses), costs of defending any lawsuits with any mortgagee (except as the actions of a tenant may be in issue), costs of selling, syndication, financing, mortgaging or hypothecating any of Landlord's interest in the Property, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Property, and disputes between Landlord and managers of the Property.

(xv) Except for costs and expenses associated with management up to and including the level of area manager (which area manager may be pro-rated with other buildings), and except for costs and expenses properly allocable to the Building, Landlord's home office costs and general overhead.

(xvi) Any cost or expense for services or amenities that are specifically for the benefit of a particular tenant and that are of a nature not generally provided to all tenants in the Building or for services or amenities generally provided to all tenants in the Building but which are provided to any particular tenant without additional charge or at a reduced charge (on a net effective basis) than the charge imposed upon other tenants.

(xvii) Landlord's cost of electricity, incremental air conditioning and other services sold to tenants for which Landlord is entitled to be reimbursed by tenants (whether or not actually collected by Landlord) as a separate additional charge or rental.

(xviii) Any expense incurred as a direct result of the negligence of Landlord, its agents, servants, or employees or arising out of Landlord's negligent failure to manage the Property consistently with the standard required by this Lease to the extent that such expense would not have been incurred in the absence of such negligence.

(xix) Any cost or expense incurred as a direct result of painting, decorating, carpet shampooing, drapery cleaning, and wall washing within the Rentable Areas of the Building to the extent such are not Building standard services.

(xx) Costs incurred for the production and distribution of the tenant newsletter, tenant perception surveys and the creation and implementation of tenant retention programs to the extent the annual aggregate cost of all such items exceeds $10,000 for the Building for calendar year 1997. Such amount may increase in subsequent years based on increases in Landlord's costs for such items but in no event shall any such increase for any calendar year exceed five percent (5%) of the aggregate cost of such items for the previous year.

(xxi) Charitable donations attributable to the Building in excess of $10,000 per year.

(xxii) Costs which would duplicate costs theretofore included in Operating Expenses.

(xxiii)     Any  other  cost  or  expenditure  which  under  generally  accepted accounting principles, consistently applied are considered capital expenditures (except as provided above).

(xxiv) Any expense incurred by Landlord in connection with the management, repair, maintenance or operation of any portion of the Building used solely for retail purposes. To the extent that any amount, expense, or cost incurred by Landlord is common to the office portion of the Building and the retail portion of the Building, Landlord shall reasonably and equitably allocate such item so that only the portion thereof allocated to the office portion of the Building will be included in Operating Expenses. Absent manifest error or bad faith, the allocation of such common expenses determined by Landlord will be binding upon Tenant.


PREMISES:   The space located in the Building, described in Section 1.01(9)  and depicted on  EXHIBIT B attached hereto.

PROJECT: The Allen Center project located on the tracts of land described on EXHIBIT A, together with that certain elevated pedestrian walkway between the building known as Three Allen Center and the Allen Center Parking Garage ("Skywalk") and the pedestrian tunnel between the Building and the Hyatt Regency Hotel ("One Allen Tunnel"), less (i) the Building, (ii) the building known as Two Allen Center, (iii) the building known as Three Allen Center, (iv) the Allen Center Parking Garage, and (v) the Metropolitan Parking Garage, but including such other improvements and amenities as may from time to time exist within the land described on EXHIBIT A. Any such improvements and/or amenities may be modified, altered or eliminated by Landlord and the other owners of property in the Project in their sole discretion without incurring any liability to Tenant or any other person or entity.

PROPERTY: The Building, the Land, all existing underground pedestrian tunnels and above ground "sky bridge" pedestrian tunnels owned or controlled by Landlord and servicing the Building and any such tunnels constructed in the future (the "Building Tunnels") all Common Areas, any other public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages (limited to parking garages within or beneath the Building or on the Land) connected to the Building or located on the Land, and all parcels or tracts of land owned or leased by Landlord on which all or any portion of the Building or any of the other foregoing is located, and any fixtures, machinery, equipment, apparatus, systems and equipment, furniture and other personal property located thereon or therein and used in connection therewith. If the Building shall be part of a complex, development or group of buildings or structures collectively owned or managed by Landlord. Landlord hereby grants to Tenant, its employees, invitees and other visitors, a nonexclusive license for the Term of this Lease and all extensions and renewals thereof to use, in common with other tenants and visitors to the Building, and in accordance with the Landlord's rules and regulations governing the Property
(i) the sidewalks and other Exterior Common Areas located on the Land; (ii) the Building Tunnels; (iii) the lobbies, public corridors and elevator foyers of the Building, and (vi) the Building service entrance and loading dock.

REAL PROPERTY:  The Property excluding any personal property.

RENT:   Collectively, Monthly Base Rent, Rent Adjustments and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENTABLE AREA OF THE BUILDING (existing as of the date of this Lease): 993,238 square feet.

RENTABLE  AREA  OF  THE  PREMISES:  The amount of square footage  set  forth  in
Section 1.01(9), which represents the sum of (i) the "Usable Area" within the Premises (i.e., the gross area enclosed by the surface of the exterior glass walls, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line of all walls separating the Premises from Service Areas and the corridor side of walls separating the Premises from Common Areas) plus (ii) a pro rata part of the Common Areas within the Building, such proration to be based upon the ratio of the Usable Area within the Premises to the total Usable Area within the Building existing as of the date of this Lease, including the area encompassed by any columns or other structural elements which provide support to the Premises and/or the Building. Rentable Area shall not include any Service Areas.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.

SECURITY DEPOSIT: The funds specified in Section 1.01(10), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

SERVICE AREAS: "Service Areas" shall mean those areas within the outside walls used for building stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

SHELL IMPROVEMENTS: "Shell Improvements" (to be provided by Landlord) shall mean (i) lay-in acoustical ceiling grid; (ii) central air conditioning and heating ducts and diffusers in a placement deemed typical by Landlord, (iii) lay-in fluorescent light fixtures, in a placement deemed typical by Landlord (Tenant shall be entitled to utilize all of the light fixtures now being stored within the Premises (approximately 160 light fixtures) at no cost to Tenant; provided any additional light fixtures required by Tenant shall be purchased at Tenant's sole cost and expense), (iv) window sills; (v) window mini-blinds (at Landlord's cost), (vi) Base-building HVAC system (to the extent such HVAC system is not in good working condition or is below Building standard, as reasonably determined by Landlord's and Tenant's engineers, Landlord shall upgrade such system to Building standard at Landlord's sole cost and expense (including replacement of motors, and disconnects, as necessary) at some time during the pendency of Tenant's construction of the Initial Improvements but in any event on or prior to the Commencement Date and (vii) Floor 25 restrooms and drinking fountains in current locations and quantities (Landlord hereby represents and warrants that to the best of Landlord's actual current knowledge the Floor 25 restrooms and drinking fountains comply in all material respects with the "ADA" (as defined herein) and the TABA (as defined herein) as such laws are promulgated, interpreted and enforced as of the date hereof). All Shell Improvements will be provided "AS-IS," in their current condition and placement.

SUBSTANTIALLY COMPLETE:  The completion of the Initial Improvements, except  for
minor   insubstantial   details  of  construction,  decoration   or   mechanical
adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal, state or local inheritance taxes, general income taxes, gift or estate taxes, excess profit taxes, franchise taxes, and/or capital gains taxes except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises pursuant to Section 9.01, excluding Initial Improvements.

TENANT  DELAY:   Any event or occurrence caused by Tenant which delays  Tenant's completion of the Initial Improvements, as more particularly described in the Workletter.

TERM:   The term of this Lease commencing on the Commencement Date and  expiring on the Expiration Date.

TERMINATION  DATE:   The  Expiration Date or such earlier  date  as  this  Lease terminates or Tenant's right to possession of the Premises terminates.

WORK: The construction or installation of improvements to the Premises, as more specifically described in the Workletter attached hereto as EXHIBIT C.

WORKLETTER:   The Agreement regarding the manner of completion  of  the  Initial
Improvements, attached hereto as EXHIBIT C.


                              ARTICLE TWO
                              PREMISES, TERM AND OTHER LEASE RIGHTS

2.01 LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease. Landlord shall deliver possession of the Premises to Tenant for Tenant's construction of the Initial Improvements within five (5) business days following execution of this Lease by both Landlord and Tenant. Tenant's possession of same shall be subject to all of the terms, covenants, and conditions of this Lease (except with respect to the payment of Rent). In any event, Tenant's obligation to pay Rent shall not commence until the Projected Commencement Date (November 1,
1997). If Landlord fails to deliver possession of the Premises to Tenant within thirty (30) days (subject to events of force majeure) following execution of this Lease by both Landlord and Tenant, Tenant may terminate this Lease upon written notice to Landlord, in which event neither party shall have any further liability or obligations hereunder.

2.02 TERM

(a)  The Commencement Date shall be the date determined as follows:

(i)   If  the Initial Improvements are Substantially Complete on or before   the
Projected Commencement Date then on the date which is the earlier to occur of:

(x)  the Projected Commencement Date (November 1, 1997); or

(y) the date Tenant first occupies all or part of the Premises for the conduct of business; or

(ii) If the Initial Improvements are not Substantially Complete by the Projected Commencement Date, then on the Projected Commencement Date.

(b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord, through its property manager, and Tenant shall enter into an agreement confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.03 FAILURE TO GIVE POSSESSION

If the Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (a) the Building has not been sufficiently completed to make the Premises ready for occupancy, (b) the Initial Improvements are not Substantially Complete, or (c) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the
Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. At the option of Landlord, to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the term shall be extended by the period of time possession is delayed. The said Premises shall be deemed to be ready for Tenant's occupancy in the event the Initial Improvements are Substantially Complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Initial Improvements are Substantially Complete, the mutual agreement of Landlord's and Tenant's architect shall be final and binding on the parties.

2.04 CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of (a) Substantial Completion of the Initial Improvements, or (b) when Tenant takes possession of the Premises, of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Initial Improvements. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" and "WITH ALL FAULTS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the mutual agreement of Landlord's and Tenant's architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

2.05 RENEWAL OPTION

Tenant shall have the option to renew the Term of this Lease in accordance with the terms and conditions of EXHIBIT F attached hereto and made a part hereof for all purposes.

2.06 CANCELLATION OPTIONS

Landlord and Tenant each shall have the option to cancel the Term of this Lease prior to the Expiration Date in accordance with the terms and conditions of EXHIBIT G attached hereto and made a part hereof for all purposes.

2.07 MANDATORY EXPANSION

Tenant must lease additional space on Floor 25 of the Building in accordance with the terms and conditions of EXHIBIT H attached hereto and made a part hereof for all purposes.

2.08 PREFERENTIAL LEASE RIGHT

Tenant shall have a preferential right to lease additional space on Floor 26 of the Building in accordance with the terms and conditions of EXHIBIT I attached hereto and made a part hereof for all purposes.

2.09 LICENSE FOR ROOFTOP COMMUNICATIONS EQUIPMENT

Tenant shall also have a non-exclusive license during the Term of this Lease to occupy certain space on the roof of the Building for the installation, operation and maintenance of one antennae (not to exceed six feet (6') in height and one one meter satellite dish and related equipment in accordance with the terms and conditions of EXHIBIT J attached hereto and made a part hereof for all purposes. Landlord and Tenant will execute such agreement prior to installation of such equipment. Tenant may elect to utilize such license at any time during the Term hereof, subject to availability of space on the roof at such time for such purposes (in Landlord's sole discretion) and Landlord's approval of the design, location and installation of equipment, in accordance with EXHIBIT J.


                              ARTICLE THREE
                              RENT

Tenant agrees to pay to Landlord at the property management office specified  in
Article 24, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction whatsoever, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with Tenant's execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid (but if Tenant pays Rent prior to the end of the fifth (5th) business day following the date due, Tenant shall not be liable for any such interest payment). Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.


                        ARTICLE FOUR
                      RENT ADJUSTMENT

4.01 RENT ADJUSTMENT

The Base Rent payable hereunder shall be adjusted ("Rent Adjustment") from time to time in accordance with this Article Four:

Tenant's Base Rent is based, in part, upon the estimate that annual Operating Expenses will be equal to the Expense Stop. During the Term, Tenant shall pay as a Rent Adjustment hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess ("Excess") from time to time of Operating Expenses per square foot of Rentable Area in the Building over the Expense Stop. Landlord may collect such additional Base Rent in monthly installments based on Landlord's estimated Excess for the calendar year in question. Landlord shall also have the option to make one good faith revised estimate of the Excess during each calendar year (or remainder thereof, if applicable) and, upon thirty (30) days' written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such revised estimate. Any amounts paid based on any such estimate shall be subject to adjustment pursuant to Section 4.02 below when Operating Expenses are available for such calendar year.

4.02 PROCEDURE

The following additional provisions shall apply to Rent Adjustments per Section 4.01:

(a) By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement ("Landlord's Statement") of Landlord's Operating Expenses for the previous calendar year. If for any calendar year additional Base Rent was collected for the prior year, as a result of Landlord's estimate of Operating Expenses, in excess of the additional Base Rent due during such prior year, then Landlord shall refund to Tenant any over payment (or at Landlord's option, apply such amount against rentals due hereunder) within thirty (30) days following Tenant's receipt of Landlord's statement. Likewise, Tenant shall pay to Landlord, within thirty (30) days following Tenant's receipt of Landlord's Statement, any underpayment with respect to the prior year. In no event shall Operating Expenses per square foot of Rentable Area within the Building be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less than the amount of Base Rent for the applicable period (before adjustment) specified in this Lease.

(b) In the event that the Term commences on a day other than January 1 or terminates on a day other than December 31, the Excess for that part of the first (1st) calendar year or last calendar year during the Term shall be determined as follows:
(i) The Expense Stop shall be prorated based upon the number of months in such partial calendar year. With respect to any partial calendar month occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

(ii) The Excess, if any, for the applicable partial calendar year shall then be the amount by which (x) actual Operating Expenses per square foot of Rentable Area in the Building for such calendar year, prorated based upon the number of months and days in the applicable partial calendar year, exceed (y) the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.02(b).

(iii) With respect to the proration for the first (1st) calendar year, in the event that Landlord discovers Landlord's estimate of the Operating Expenses to be incurred during such partial calendar year exceeds the Expense Stop, as prorated pursuant to the provisions of this subsection 4.02(b), Landlord may revise its estimate and, upon thirty (30) days' prior written notice to Tenant, may require the Monthly Base Rent occurring during such partial calendar year to be adjusted in accordance with Landlord's revised estimate. Landlord may not revise its estimate more than once in any calendar year

4.03 BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses in accordance with sound accounting and management practices, consistently applied. Tenant's employees or its third-party representative (which third-party representative shall be a certified public accountant licensed to do business in the State of Texas) shall have the right, for a period of ninety (90) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses during normal business hours, upon written notice, delivered at least ten (10) business days in advance. No contingency-fee based audits shall be permitted unless (a) such auditor affirmatively covenants in writing to Landlord that it will not solicit, contact or accept engagement from other tenants of the Building until January 1st of the year following the year in which Landlord, Tenant and such consultant enter into a written agreement either (i) confirming such audit results or (ii) resolving any dispute with respect to such audit (but in no event shall Tenant be liable to Landlord for a breach by an auditor of such covenant with Landlord); (b) all copies of Landlord's records shall be made at Tenant's or such auditor's expense and Landlord shall only be obligated to provide the reasonable, non-exclusive use of its copier(s) to such auditor; (c) Tenant may not assign any claim it might have against Landlord to such auditor or any third party; (c) Tenant retains active control of the audit process and any claim decisions; and (e) the financial accounting components of any such audit shall be conducted and determined by certified public accountants licensed in the State of Texas. If Tenant does not object in writing to Landlord's Statement within thirty (30) days following the date of Tenant's audit, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception, pending resolution thereof. Any examination by Tenant or any third-party audit by Tenant's representative shall be at Tenant's expense. If the third-party audit reflects that Operating Expenses have been overstated by more than three percent (3%), Landlord shall reimburse Tenant for the reasonable cost of such audit

4.04 PARTIAL OCCUPANCY

Notwithstanding any language in the Lease or in this Article Four seemingly to the contrary, Landlord shall determine and estimate Operating Expenses for any calendar year within the Term by increasing the variable components of Operating Expenses to the amount which Landlord projects (a) would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein (if actual occupancy is less than ninety-five percent (95%)) or (b) has been incurred based on the percentage of the Rentable Area of the Building actually occupied (if actual occupancy is more than ninety-five percent (95%)) during all of the applicable calendar year. In such event, the term "Operating Expenses", as used in this Article Four and in the Lease, shall include (i) the actual Operating Expenses incurred during any portion of such calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Rentable Area therein, plus (ii) the Operating Expenses which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein during any portion of such calendar year in which the actual occupancy of the Building is below ninety-five percent (95%); and Landlord shall have the option of making such estimate in advance for any upcoming calendar year.


                        ARTICLE FIVE
                      SECURITY DEPOSIT

                  [INTENTIONALLY DELETED]



                        ARTICLE SIX
                          SERVICES

6.01 LANDLORD'S GENERAL SERVICES

So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services:

(a) Central heat, ventilation, and air conditioning in season within tolerances normal for buildings similar to the Building located in the Central Business District of Houston, Texas, Monday through Friday from 7:00 a.m. to 7:00 p.m.; and Saturday, from 7:00 a.m. to 1:00 p.m., excluding National Holidays. The foregoing notwithstanding, the design specifications for the Building's central heat, ventilation, and air conditioning levels (the "HVAC Specifications"), upon which such levels of services for the Building are based on the following: (i) density factors of not more than one (1) person per one hundred fifty (150) square feet of Usable Area nor more than 3.5 watts of electrical heat load per Usable Area of each area served, inside space conditions of 75deg F. dry bulb and 63% relative humidity when outside conditions are 95deg F. dry bulb and 80deg wet bulb; (ii) the total scheduled air conditioning capacity for each floor of the Premises is no greater than 74.8 tons; (iii) that said 74.8 tons of air conditioning will air condition each such floor to 75deg F.D.B. ambient air at the following interior load conditions: (x) 150 square feet of Usable Area per person; (y) 2 watts/per square foot of Usable Area lighting loan; and
(z) 1.5 watts/per square foot of Usable Area power load; and (iv) with respect to ventilation, is further based upon the following criteria: outdoor air will be added to the Premises at an approximate rate of 0.12 cubic feet per minute per square foot of floor area. All additional central heat, ventilation, and air conditioning required (if any) to heat, ventilate,  or  air  condition  the
Premises, or that is otherwise requested by the Tenant for the Premises which requires additional equipment and/or which results in Landlord providing additional hot or chilled water (as the case may be) to service such additional requirements, shall be metered at Tenant's sole cost and expense, billed to the Tenant on a monthly basis and paid for by Tenant promptly upon receipt of an invoice therefor. Such additional hot and chilled water consumption necessitated pursuant to the foregoing will be determined as measured by BTU meters and submeters installed (at Tenant's cost as aforesaid) and further maintained in good order and repair all at Tenant's expense;

(b) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

(c) customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays in accordance with the standards set forth in EXHIBIT K attached hereto and made a part hereof for all purposes;

(d) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord but at least twice per year;

(e)   automatic passenger elevator service twenty-four (24) hours per day, seven
(7) days per week in common with other tenants of the Building and their contractors, agents and visitors (subject to after-hours reductions in service, provided at least two (2) passenger elevators in the elevator bank serving the Premises shall be made available for use by tenants of the Building after-hours), and freight elevator service subject to reasonable scheduling by Landlord;

(f) all Building standard fluorescent bulb and ballast replacement in the Premises necessary to maintain the lighting provided as a part of the Shell Improvements and fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas;

(g) routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard and otherwise consistent with the standards of other first-class office buildings in the Central Business District of Houston, Texas; and

(h) on-site security personnel and equipment for the Property twenty-four (24) hours per day, seven (7) days per week; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security provided that (i) Landlord has exercised reasonable care in the selection of the security contractor and equipment, and (ii) the scope and extent of the security services contracted for by Landlord are in keeping with the standards of other first-class office buildings in the Central Business District of Houston, Texas.

6.02 ELECTRICAL SERVICES

Tenant's use of electrical services furnished by Landlord shall be subject to the following:

(a) Landlord will provide the necessary facilities to supply twenty-four (24) hours per day, seven (7) days per week (i) two (2) watts per square foot of Usable Area within the Premises, at 277 volts, for Tenant's fluorescent lighting and (ii) four (4) watts per square foot of Usable Area within the Premises, at 120 volts, for Tenant's receptacle/equipment loads (excluding Tenant's dedicated circuits). Collectively, Tenant's lighting and receptacle/equipment shall not have an electrical design load greater than an average of six (6) watts per square foot of Usable Area within the Premises ("Standard Building Capacity"). The electrical costs component of Operating Expenses is calculated on the basis of the Standard Building Capacity. Any electrical usage in the Premises and the Expansion Premises (as defined in EXHIBIT H hereto) in excess of .34 kilowatt hours per square foot of Usable Area in the Premises per month shall be considered to be in excess of Standard Building Capacity and shall be separately metered and billed to Tenant on a monthly basis. Notwithstanding the above, high voltage power used for Building standard lighting will not be metered unless the Building standard allowance for lighting (defined as one (1) 2x4 parabolic lighting fixture for each eighty (80) square feet of Usable Area within the Premises) is exceeded.

(b)   The  electrical facilities in the Building available for Tenant's use  are
(i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment (other than personal (as opposed to mainframe) computers and copier machines) that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Landlord's written approval (not to be unreasonably withheld) shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

(c) Tenant shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Landlord, in Landlord's reasonable discretion, to accommodate Tenant's design loads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant's installation of any wiring, risers, transformers, electrical panels, or air conditioning if, in Landlord's reasonable judgment, the same are not necessary or would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord incur any liability for Landlord's refusal to install, or withholding of consent for Tenant's installation of, any such electrical facility or equipment.

(d) Tenant shall pay to Landlord, upon demand, the cost of the consumption of electrical service in excess of the Standard Building Capacity at rates determined by Landlord based on Landlord's actual cost therefor and otherwise in accordance with any applicable laws.

(e) Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary electrical service. If Landlord gives any such notice, Tenant will contract directly with the applicable public utility for the supplying of such electrical service to the Premises.

6.03 ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. Tenant may order after-hours HVAC service instantaneously by a coded entry over a touch-tone phone. The charge for after-hours HVAC service is currently $25.00 per handler per hour (subject to change from time to time based on Landlord's costs therefor) and shall be billed to Tenant monthly. For other services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing rates for such services and utilities. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.
6.04 TELEPHONE SERVICES

All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing (such approval not to be unreasonably withheld, conditioned or delayed), before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. In the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon the Termination Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request in writing that Tenant remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.

6.05 DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No interruption or malfunction of any utility service shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable or responsible to Tenant for any loss or damage which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Tenant's requirements or entitle Tenant to be relieved from any of Tenant's obligations hereunder, including, without limitation, the obligation to pay Rent, or grant Tenant any right to set-off, abatement, or recoupment. Landlord reserves the right, upon not less than ninety (90) days prior written notice to Tenant, to discontinue the availability of electrical service to all tenants of the Building. If Landlord elects such option, Tenant shall contract directly with the utility service provider for the continuance of service to the Premises. However, Landlord shall not have the right to discontinue such service if the utility service provider furnishing such service will not contract with Tenant for the supplying of such service. Landlord shall at the written request of Tenant make all necessary arrangements with the utility service provider in connection with obtaining such utility service to the Premises. If Landlord discontinues providing electricity to all tenants of the Building for any reason other than Landlord's reasonable anticipation that tenants will realize costs savings as a result of contracting directly with utility service provider(s) for electricity, Landlord will pay all conversion charges relating thereto. Otherwise, such conversion costs shall be considered an item of Operating Expense, for which Tenant shall be responsible for its proportionate share thereof. In addition, during the period Tenant actually receives electrical service directly from the utility service provider, Tenant's pro rata share of Operating Expenses shall be reduced proportionately to account for the cessation of Building standard electrical service to the Premises. The foregoing shall not, however, prohibit Landlord from escalating Operating Expenses with respect to the increased cost of electrical services furnished to the Common Areas and Service Areas. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services (a "Service Failure") resulting from any cause, including, without limitation, Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building or other causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but except as provided below, Tenant shall have no claim for abatement of Rent or damages for any Service Failure. Notwithstanding the foregoing, if any Service Failure with respect to an Essential Service (hereinafter defined) renders any of the Premises unsuitable for the normal conduct of Tenant's business therefrom (as determined by both Landlord and Tenant in good faith) which was not caused by a fire or other casualty, then:

(a) if the Premises or any portion thereof remains in an unsuitable condition for three (3) consecutive business days after Tenant gives written notice thereof to Landlord, then Rent shall thereafter abate for the portion of the Premises so rendered unsuitable until such unsuitability is removed;

(b) if such Service Failure resulted from any cause within the reasonable control of Landlord, and fifty percent (50%) or more of the Rentable Area of the Premises remains in an unsuitable condition for one hundred twenty (120) consecutive days after Tenant gives written notice thereof to Landlord, Tenant may terminate this Lease by giving written notice thereof to Landlord at any time thereafter but prior to the date that the affected portion(s) of the Premises are returned to a condition reasonably suitable for the normal conduct of Tenant's business; and

(c) fifty percent (50%) or more of the Rentable Area of the Premises remains in an unsuitable condition due to any such Service Failure (whether or not resulting from a cause within Landlord's reasonable control) for one hundred eighty (180) consecutive days after Tenant gives written notice thereof to Landlord, Tenant may terminate this Lease by giving written notice thereof to Landlord at any time thereafter but prior to the date that the affected portion(s) of the Premises are returned to a condition reasonably suitable for the normal conduct of Tenant's business. Notwithstanding the foregoing, in no event shall Tenant have any Lease termination rights with respect to any Service Failure which was caused primarily by the negligence or willful misconduct of Tenant, or by an employee, agent, or contractor of Tenant.

The foregoing Rent abatement and termination rights shall be Tenant's sole recourse in the event of a Service Failure for an Essential Service. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages. The term "Essential Service" as used herein means any one or more of the following services: HVAC, electricity, water and/or elevator service or the severing or damage by Landlord to Tenant's telephone lines and/or computer cabling or the cessation or interruption of Tenant's use of the Building chase by Tenant for telephone lines and computer cabling (subject to reasonable limitations on Tenant's use of the Building chase in common with other tenants of the Building).


                       ARTICLE SEVEN
         POSSESSION, USE AND CONDITION OF PREMISES

7.01 POSSESSION AND USE OF PREMISES

(a) Tenant shall be entitled to possession of the Premises for the purposes of conducting business therefrom on the Commencement Date. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(11). Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (i) is unlawful or in violation of any Law or Environmental Law; (ii) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (iii) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (iv) would tend to create or constitute a nuisance.

(b) Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense if the violation is confirmed by such tests to have been caused by, or attributable to Tenant or its employees, agents, contractors, or invitees. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by Tenant or its employees, agents, contractors or invitees. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements.

The parties hereby agree that: (i) Landlord shall be responsible for implementing ADA Title III compliance in the Common Areas (and with respect to the existing restrooms and drinking fountains located on Floor 25) as part of Operating Expenses, except as provided below, (ii) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (iii) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises, and (iv) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees within the Premises.

(d) Landlord and Tenant acknowledge that the Texas Architectural Barriers Act, Art. 9102, Tex. Civ. Stat. Ann. (1994), and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as "TABA") establish requirements for accessibility and barrier removal. The parties hereby agree that: (i) Tenant shall be responsible for compliance with TABA, including, without limitation, submission (through the Property manager) of required plans and documents to the State of Texas for approval of accessibility design features, in connection with the work set forth in the Workletter attached hereto, if any, and any other construction or alterations to the Premises during the Term, except that Landlord agrees to be responsible for such compliance in connection with any work done by Landlord pursuant to Section 8.01 hereof; and (ii) Landlord shall be responsible for compliance with TABA, including, without limitation, submission of required plans and documents to the State of Texas for approval of accessibility design features, in connection with construction or alterations to the Common Areas, except that Tenant agrees to be responsible for such compliance in connection with any such work which may be necessitated solely as a result of Tenant's use of the Premises.

7.02 LANDLORD ACCESS TO PREMISES

(a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not unreasonably or materially interfere with Tenant's occupancy of the Premises, however, any such interference shall not be a default by Landlord.

(b) If Tenant is not personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall afford reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease.

(c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes  necessary  in  Landlord's reasonable  judgment  to  ensure  the  sound condition of the Building and the systems serving the Building. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws or Environmental Laws, as a result of the exercise or non-exercise of such rights.

(d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

7.03 QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises during the Term plus any renewals thereof without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of any Mortgagee.

7.04 ENTRY CARDS

Landlord shall provide limited access to the Building before and after normal business hours in the form of special limited access entry cards ("Entry Cards") for Tenant and its employees. An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the "Parking Garage" as defined in and pursuant to the terms of EXHIBIT E. Landlord agrees to provide Tenant with up to, but not in excess of, eighty-five (85) Entry Cards at no cost to Tenant. Tenant shall pay Landlord for any additional or replacement cards, in such amount as Landlord shall, from time to time, determine. The current cost required for a replacement card and an additional card is $10.00 per card. Landlord shall be entitled to cancel (by computer entry) any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages committed by unauthorized persons on the Premises; and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Tenant further agrees to surrender all Entry Cards in its possession upon the expiration or earlier termination of this Lease.
7.05 TENANT SECURITY MEASURES

Tenant, at its sole cost and expense, shall have the right to install and maintain a security system and equipment preferred or required by Tenant to limit and/or monitor access to the Premises. All of such systems must be approved in advance by Landlord and be compatible with the Building's security, elevator, and stairwell systems and must comply with all governmental requirements, including without limitation Building, fire, life, and safety codes. In the event that there are subsequent changes to the Building systems, then Tenant will be responsible for altering its systems to be compatible therewith. Tenant shall also have the right at its sole cost and expense to adapt Tenant's existing access control system and equipment for compatibility with existing Building system(s) and equipment to enable Landlord's third-party contractor to monitor Tenant's system for a periodic monitoring fee to be agreed upon by Tenant and such contractor prior to conversion of Tenant's system. Landlord shall have no liability for the performance of Tenant's security system or monitoring personnel.


                       ARTICLE EIGHT
                        MAINTENANCE

8.01 LANDLORD'S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in the Building or upon the Property, or the use of, any adjacent or nearby building, land, street, or alley unless caused by, or attributable to, Landlord's gross negligence or willful misconduct.

8.02 TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Alterations in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform promptly any of its obligations set forth in this Section 8.02, Landlord may, in its reasonable discretion and upon reasonable advance written notice to Tenant reasonable under the circumstances (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord's actual costs or expenses incurred by Landlord upon demand.


                        ARTICLE NINE
                ALTERATIONS AND IMPROVEMENTS

9.01 TENANT ALTERATIONS

The   following  provisions  shall  apply  to  the  completion  of  any   Tenant
Alterations:

(a) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, make or cause to be made any Tenant Alterations in or to the Premises or any Building systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord five (5) days' prior written notice (or such earlier notice as would be necessary pursuant to applicable law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by
Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Tenant Alterations will not in any way adversely affect the Building's systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(b)   Tenant  shall  pay  the cost of all Tenant Alterations  and  the  cost  of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction management fee in an amount reasonably acceptable to both parties under the circumstances based on the scope of the Tenant Alterations to be performed, but in any event not to exceed five percent (5%) of the cost of such Tenant Alterations. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(c) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and
(ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of
Section 9.01(c)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(d) All Tenant Alterations whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within thirty (30) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.


                        ARTICLE TEN
                 ASSIGNMENT AND SUBLETTING

10.01  ASSIGNMENT AND SUBLETTING

(a) Without the prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days but no more than one hundred twenty (120) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within ten
(10) business days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building, unless Landlord was (or is) unable to accommodate such tenant's space requirements prior to the effective date of the proposed assignment or subletting.

(b) In making its determination of whether to consent to any proposed sublease or assignment to a non-Affiliate of Tenant, Landlord may take into consideration the business reputation and credit-worthiness of the proposed subtenant (only if Landlord has reasonable concerns regarding the creditworthiness of Tenant at such time) or the proposed assignee; the intended use of the Premises by the proposed subtenant or assignee; the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the reputation of the Building or Landlord or would violate the provisions of any other leases of tenants of the Building; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; and any other factors which Landlord shall deem relevant. In no event shall Landlord be obligated to consider a consent to any proposed (i) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or a fact or condition exists, which but for the giving of notice or the passage of time would constitute a Default, or (ii) assignment of the Lease which would assign less than the entire Premises for the remaining Lease Term.

(c) If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold, condition or delay, its consent to a subletting or assignment under this Section
10.01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of such obligations and liabilities. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease or assignment shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases.

(d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of more than an aggregate of fifty percent (50%) partnership interest in Tenant's managing general partner and/or Tenant's operating general partner, occurring by operation of law or otherwise to a party other than Affiliate, or the sale or other transfer of more than an aggregate of fifty percent (50%) of Tenant's net assets to a party other than Affiliate.

(e) Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises, or to assign this Lease to an Affiliate who shall use the Premises consistent with Tenant's Use of Premises provided in Section 1.01(11) hereof. Landlord acknowledges and agrees that Tenant's Affiliates, Genesis Energy LLC and Genesis, L.P. shall occupy portions of the Premises pursuant to an office sharing arrangement with Tenant.

10.02     RECAPTURE

Except as provided in Section 10.01(e) Landlord shall have the option by giving written notice to Tenant within ten (10) business days after receipt of Tenant's notice requesting an assignment or subletting, to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment (the "Subject Space"), effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the Subject Space on the effective date of recapture of such Subject Space from the Premises such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this Section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Rent Adjustment shall be adjusted accordingly.

10.03     EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (a) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (b) the following costs and expenses for the subletting or assignment of such space: (i) brokerage commissions and attorneys' fees and expenses, (ii) advertising for subtenants or assignees; (iii) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (iv) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles at a rate of ten percent (10%) per year.

10.04  TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by Landlord. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent.

10.05  ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease to any party as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.


                       ARTICLE ELEVEN
                    DEFAULT AND REMEDIES

11.01  EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

(a) Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments when due and Tenant's continued failure to pay same within five (5) business days following Landlord's written notice to Tenant as to such default (provided, however, that after Landlord has given Tenant written notice of failure to pay Rent when due on two (2) separate occasions in any twelve (12) month period, Landlord shall not be required to give Tenant notice for any subsequent failure during such twelve (12) month period);

(b) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith);

(c) The interest of Tenant in this Lease is levied upon under execution or other legal process;

(d) A petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(e) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;

(f) A receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

(g) Any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;
(h)  Upon the dissolution of Tenant; or

(i) Upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.02  LANDLORD'S REMEDIES

(a) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (i) Landlord may terminate this Lease by giving Tenant notice of Landlord's election to do so, in which event, the term of this Lease shall end and all of Tenant's rights and interests shall expire on the date stated in such notice; (ii) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date specified in such notice; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease. All Landlord remedies shall be cumulative and not exclusive.

(b) In the event that Landlord terminates the Lease, Landlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination, plus (ii) the cost of recovering the Premises, (iii) the cost of reletting the Premises, or portions thereof (including, without limitation, brokerage commissions) and (iv) the cost of repairs, alterations, improvements, additions and decorations to the Premises to the extent Landlord deems reasonably necessary or desirable. Items (ii) through (iv) are herein defined as the "Recovery Costs." In addition, in the event that Tenant's Default constitutes a material breach, Landlord shall be entitled to recover a sum equal to the difference between (x) the total Base Rent due under this Lease for the remainder of the Term and (y) the then fair market rental value of the Premises during such period, both discounted to present value at a rate determined by Landlord, in its sole discretion ("Discounted Future Rent").

(c) In the event Landlord proceeds pursuant to subparagraph (a)(ii) above, Landlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination of Tenant's possession, plus (ii) the Recovery Costs (as defined above). Landlord shall use objectively reasonable efforts (in accordance with applicable law) to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord's Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly ("Rental Deficiency"). If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Default. In the alternative (but only in the event that Tenant's Default constitutes a material breach), Landlord may elect to terminate Tenant's right to occupy the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the Discounted Future Rent (as defined above).

(d) In the event a Default occurs, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's property, fixtures, furnishings, signs and other evidences of tenancy (excluding Tenant's files, records, books and the personal belongings of individual employees), and take and hold such property in accordance with applicable law; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

(e) If Landlord terminates this Lease or Tenant's right to possession (without terminating the Lease), Landlord shall use objectively reasonable efforts to mitigate Landlord's damages by re-letting the Premises following Tenant's vacancy thereof (but in doing so, Tenant agrees that Landlord shall not be required to give preference to re-letting the Premises prior to leasing other space that Landlord has available, i.e., any prospective tenant's space requirements will dictate Landlord's leasing activities). Tenant shall bear the burden of proof to demonstrate that Landlord has mitigated or failed to mitigate Landlord's damages.

11.03  ATTORNEY'S FEES

Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing the Tenant's performance of its obligations under this Lease, or resulting from Tenant's Default, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

11.04  BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance  (as  herein defined), of all of the obligations imposed  on  Tenant under this Lease. For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

(i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and
(ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.


                       ARTICLE TWELVE
                   SURRENDER OF PREMISES

12.01  IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures. In addition, Tenant shall be required to remove those Tenant Alterations which at the time of their installation were designated in writing by Landlord as being subject to removal by Tenant. None of the Initial Improvements will be required to be removed by Tenant upon expiration or termination of the Term. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings, Initial Improvements or Tenant Alterations, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, at Tenant's expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant's expense such restoration work as Landlord deems necessary or advisable.

12.02  LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(d). Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Lease at the Termination Date.

                      ARTICLE THIRTEEN
                        HOLDING OVER

Tenant shall pay Landlord the greater of (a) one hundred fifty percent (150%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (b) one hundred ten percent (110%) of the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). In addition, in the event Tenant retains possession of the Premises in excess of thirty (30) days, Tenant shall also pay all damages sustained and losses incurred by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.


                      ARTICLE FOURTEEN
              DAMAGE BY FIRE OR OTHER CASUALTY

14.01  SUBSTANTIAL UNTENANTABILITY

(a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days after the occurrence of such damage, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within sixty (60) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination. Tenant shall have ninety (90) days following Landlord's termination notice or Tenant's termination notice, as applicable to vacate the Premises unless an earlier vacancy is required by applicable law.

(b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

(d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Alterations exceeding Building-standard improvements or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and
(ii)  Tenant shall not have the right to terminate this Lease pursuant  to  this
Section if any damage or destruction was caused by the sole act or neglect of Tenant, its agent or employees.

(e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02  INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Alterations, with reasonable promptness, unless such damage is to the Premises and occurs during the last twelve (12) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty (including Tenant's obligation to pay Rent) by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

14.03  RENT ABATEMENT

Except for the sole negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period. For purposes of this Article 14 the Premises shall be considered "untenantable" if they are not reasonably usable for the conduct of Tenant's business.

                      ARTICLE FIFTEEN
                       EMINENT DOMAIN

15.01  TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect to permit Tenant to receive the entire award attributable to the Premises during the temporary taking, in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02  TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Rent Adjustment to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Alterations) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days' prior written notice to Tenant.

15.03  COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.

                      ARTICLE SIXTEEN
                         INSURANCE

16.01     TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering Tenant against all claims for personal injury, bodily injury, death and property damage with respect to the Premises, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00) (of which at least the first $1,000,000.00 shall be on an occurrence basis, and the remainder on a claims made basis); (b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of The State of Texas; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all improvements to the Premises exceeding Building standard improvements and, to the extent deemed reasonable by Tenant, the full replacement cost of all equipment, trade fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; and
(d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Two Million and No/100 Dollars ($2,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles.

16.02  FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (a) name Landlord and the Indemnitees as additional insureds (excepting Worker's Compensation and Employee's Liability insurance policies),
(b) be issued by one or more responsible insurance companies qualified to do business in Texas reasonably satisfactory to Landlord, (c) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (d) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord certificates of insurance evidencing such policies to be maintained by Tenant hereunder, not less than five (5) days prior to the Commencement Date and not less than five (5) days prior to the expiration date of each policy.

16.03  LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in Texas on the Building in amounts not less than the greater of ninety (90%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct.

16.04  WAIVER OF SUBROGATION

(a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of Texas, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of Texas, in its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Section 16.04(c) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered or coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05  NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.


                     ARTICLE SEVENTEEN
               WAIVER OF CLAIMS AND INDEMNITY

17.01  INDEMNITY BY TENANT

Tenant releases Landlord from all liability for any injury or damage to person or property occurring in the Premises except to the extent that such injury or damage is attributable to the negligence or willful misconduct of Landlord, its agents, servants, employees or contractors, and Tenant agrees to protect, defend, indemnify and hold Landlord harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorneys' fees and costs of suit) arising out of or in connection with any injury or damage occurring in the Premises except to the extent that such injury or damage is attributable to the negligence or willful misconduct of Landlord, its agents, servants, employees or contractors.

17.02     INDEMNITY BY LANDLORD

Landlord releases Tenant from all liability for any injury or damage to person or property occurring in any area of the Building other than the Premises except to the extent that such injury or damage is attributable to the negligence or willful misconduct of Tenant, its agents, servants, employees, contractors, customers or invitees, and Landlord agrees to protect, defend, indemnify and hold Tenant harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorney's fees and costs of suit) arising out of or in connection with any injury or damage occurring in any area of the Building other than the Premises, except to the extent that such injury or damage is attributable to the negligence or willful misconduct of Tenant, its agents, servants, employees, contractors, customers or invitees.


                      ARTICLE EIGHTEEN
                   RULES AND REGULATIONS

18.01  RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on EXHIBIT D attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.02  ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on EXHIBIT D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant's failure to comply with the provisions of this Article Eighteen and shall also pay to Landlord as additional Rent an amount equal to any increase in insurance premiums caused by such failure to comply.

                      ARTICLE NINETEEN
                 LANDLORD'S RESERVED RIGHTS

19.01  RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (a) To change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (b) To install, affix and maintain all signs on the exterior and/or interior of the Building; (c) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (d) upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last nine (9) months of the Term; (e) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (f) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (g) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (h) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.


                      ARTICLE TWENTY
                   ESTOPPEL CERTIFICATE

20.01  IN GENERAL

Within thirty (30) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying to the extent accurate (a) at this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that Tenant is in the possession of the Premises if that is the case; (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (f) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (g) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (h) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (i) to any other information reasonably requested.

20.02     ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate or otherwise respond in good faith in writing to such request within such twenty (20) day period, such failure shall be a Default for which there shall be no cure or grace period. In addition, such failure shall be deemed to be an admission by Tenant of the truth and accuracy of the matters set forth in such Estoppel Certificate.


                    ARTICLE TWENTY-ONE
                    RELOCATION OF TENANT

At any time after the expiration of the second Lease Year, Landlord shall have the right to relocate the Premises to comparable space (as hereinafter defined) located on a floor no lower than Floor 10 in the Building or in Two Allen Center by providing Tenant with at least ninety (90) days' prior written notice of such intention to relocate Tenant. Effective on the date of such relocation, this Lease shall be amended by a written lease amendment, to be executed by both Landlord and Tenant, by deleting the description of the original Premises and substituting therefor the description of the new space (the "Substituted Premises"), it being understood and agreed that all other terms and conditions of this Lease shall remain the same, except that (a) Landlord's right to relocate Tenant pursuant to this Article 21 shall be deleted, and (b) the Substituted Premises will be leased on the same terms and conditions as the Lease, including any renewal option(s) and preferential lease right(s) (subordinate to the rights of existing tenants with respect to the new preferential space) granted in favor of Tenant at the time of relocation, but in no event will the term for the Substituted Premises commence prior to the date when the leasehold improvements in the Substituted Premises are substantially completed by Landlord and/or its contractors. For purposes of this Article 21, "comparable space" will mean space of at least the same size and general layout as the Premises, containing improvements comparable to those in the Premises at the time of relocation, and the Base Rent will not exceed that being paid by Tenant as of the date of such relocation. Anything in the foregoing provisions of this Article 21 to the contrary notwithstanding, Landlord shall not have the right to relocate the Premises if less than twelve (12) months remain on the Term (except if Tenant shall have exercised the Renewal Option granted pursuant to EXHIBIT F hereto) or the Renewal Term, as the case may be.

Landlord will pay for or otherwise reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant in relocating to the Substituted Premises, including, but not limited to, the following: all reasonable costs and expenses, including filing fees and building permits, incurred to reconstruct all leasehold improvements in the Substituted Premises to substantially the same condition and level of improvements as existed in the Premises prior to such relocation; reasonable moving costs incurred to relocate furniture, fixtures, and equipment, filing cabinets and the contents thereof, supplies, telephones and telephone equipment (including disconnect and connect charges), computer equipment, fiber network, and other communications - and computer-related cabling and connections (including setup changes) and all other property (including personal property) of Tenant and its employees located in the Premises as of the date of such relocation; and reasonable costs incurred for space planning/interior architecture, engineering, and attorneys' fees, reprinting of stationery of the same quality and quantity as on hand immediately prior to such relocation, and postage and delivery costs directly related to change-of-address notification to Tenant's clients and vendors. In addition, Landlord shall abate all Rent with respect to the Substituted Premises for a period of six (6) full months following Tenant's occupancy thereof.

Notwithstanding the foregoing, Landlord shall not be entitled to exercise the relocation option set forth in this Article 21 unless the relocation is necessary in order to (a) accommodate the space needs of Amerada Hess Corp. in the event it exercises the Hess Expansion Option (as defined in EXHIBIT F hereto) or (b) locate a tenant that will occupy at least two (2) full floors in the Building. In addition, Landlord may only relocate Tenant once during the Term or once during the Renewal Term (if Tenant exercises the Renewal Option), as applicable.


                     ARTICLE TWENTY-TWO
                    REAL ESTATE BROKERS

Tenant represents that, except for Cushman Realty Corporation, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to all brokers specified in this Article 22.


                    ARTICLE TWENTY-THREE
                    MORTGAGEE PROTECTION

23.01  SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (a) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (b) the lien of any first mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02     NON-DISTURBANCE AGREEMENT

Notwithstanding the foregoing, Landlord shall cause Landlord's existing mortgagee to enter into a subordination, non-disturbance and attornment agreement with Tenant in the form attached hereto as EXHIBIT L within thirty
(30) days following the date specified in Section 1.01(4) hereof.

23.03     MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.


                    ARTICLE TWENTY-FOUR
                          NOTICES

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

Notices to Landlord shall be addressed:

Trizec Allen Center Limited Partnership
Attn:  Regional Vice President
1200 Smith Street, Suite 2600
Houston, Texas  77002

Notices to Tenant shall be addressed:

Genesis Crude Oil, L.P.
Attn: Chief Financial Officer
500 Dallas, Suite 2500
Houston, Texas 77002

with a copy to Tenant's General Counsel at the same address.

(c) If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

(d) By giving to the other party at least thirty (30) days' written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.


                    ARTICLE TWENTY-FIVE
                       MISCELLANEOUS

25.01  LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent and Rent Adjustments, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including, without limitation Monthly Base Rent and Rent Adjustments not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due, provided, however, if Tenant pays such sum prior to the end of the fifth (5th) business day following the date due, Tenant shall not be liable for any such interest payment.

25.02  WAIVER OF JURY TRIAL

As a material inducement to Landlord to enter into this Lease, Tenant hereby waives (to the extent permitted by law) as to any Mortgagee succeeding to the interest of Landlord hereunder (but not as to Landlord) its right to a trial by jury of any issues relating to or arising out of its obligations under this Lease or its occupancy of the Premises attributable to matters occurring prior to the date such Mortgagee succeeds to the interest of Landlord hereunder. Tenant acknowledges that it has read and understood the foregoing provision.

25.03  DEFAULT UNDER OTHER LEASE - INTENTIONALLY DELETED

25.04     OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall constitute an irrevocable offer on the part of Tenant in effect for ten
(10) days to lease the Premises on the terms and conditions herein contained.

25.05  TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

25.06  ENTIRE AGREEMENT

This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.07  MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other material or adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.08  EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against (a) Landlord's equity interest in the Property and (b) subject to the rights of any Mortgagee or lienholder in and to such funds, proceeds awarded or payable to Landlord as a result of condemnation or a casualty with respect to the Property, provided that in such event Tenant's claim against Landlord must be attributable to a claim against Landlord which occurred or arose prior to the date of, or as a result of, such condemnation of, or casualty to the Property, but in no event against any other assets of the Landlord, or Landlord's officers or directors.

25.09  ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

25.10  LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord's obligations hereunder are specifically assumed by the buyer or transferee. The term "Landlord" as used in this Lease, insofar as the performance of any covenants or obligations on the part of Landlord under the Lease are concerned, shall mean only the owner of the Building, or the entity with right of possession of the Building at the time in question.

25.11  BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12  CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13  APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Texas. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.14  ABANDONMENT

In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (a) have the right to enter into the Premises in order to show the space to prospective tenants during the last nine (9) months of the Term and (b) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises.

25.15  LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter with any applicable cure periods, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.16 TEXAS DECEPTIVE TRADE PRACTICES ACT INAPPLICABLE

It is the intent of Landlord and Tenant that the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA") be inapplicable to this Lease and the transaction evidenced hereby. Accordingly, Tenant hereby represents and warrants to Landlord as follows:

(a) The total consideration paid or to be paid by Tenant over the term of this Lease exceeds $100,000.00.

(b) Tenant is represented by legal counsel of its own choice and designation in connection with the transaction contemplated by this Lease;

(c) Tenant's counsel was not directly or indirectly identified, suggested or selected by Landlord or an agent of Landlord; and

(d) Tenant is leasing the Premises for business or commercial purposes, not for use as Tenant's residence.

25.17     CLUB MEMBERSHIPS

Upon Tenant's request at any time during the first six (6) months after Tenant takes occupancy of the Premises, Landlord will provide "Resident Associate" type memberships (the "Club Memberships") for up to eight (8) of Tenant's employees, at no initiation charge to Tenant or the designated employees, in the Houston Metropolitan Racquet Club located in the Project. All membership agreements or arrangements with the Club Memberships will be handled directly between Tenant's employees and the Houston Metropolitan Racquet Club, and Tenant's employees shall be solely responsible for the monthly dues and all additional fees or charges associated with the use of the Club Memberships. All Club Memberships may not be transferred and shall revert back to Landlord upon the Termination Date or earlier termination of the Lease.

25.18     ENTIRE AGREEMENT

No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Tenant agrees that in entering into and taking this Lease, it relies solely upon the representation and agreements contained in this Lease and no others. This Lease, together with all Exhibits and Addenda, if any, attached to this Lease, constitutes the whole agreement of the parties and shall in no way be conditioned, modified or supplemented except by a written agreement executed by both parties.

25.19     NOTICE OF INDEMNIFICATION

THE PARTIES TO THIS LEASE HEREBY ACKNOWLEDGE AND AGREE THAT THIS LEASE (AND ATTACHED EXHIBITS) CONTAINS CERTAIN INDEMNIFICATION PROVISIONS.


IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

"Landlord"                          "Tenant"

TRIZEC ALLEN CENTER LIMITED         GENESIS CRUDE OIL, L.P., a Delaware
PARTNERSHIP, a Delaware limited     limited partnership
partnership, d/b/a TrizecHahn
Allen Center Limited Partnership    By:Genesis Energy L.L.C.,
                                        its general partner
By: Trizec Allen Center, Inc.,
    its general partner


      By:/s/ Paul H. Layne                   By:/s/ Allyn R. Skelton, II
         -----------------                      ------------------------
      Name:  Paul H. Layne                   Name:  Allyn R. Skelton, II
      Title: Vice President and              Title: Chief Financial Officer
             Asst. Secretary


      By:/s/ David W. Clapp
         ------------------
      Name:  David W. Clapp
      Title: Vice President

                         EXHIBIT A

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                 LEGAL DESCRIPTION OF LAND


TRACT A - ONE ALLEN CENTER TRACT

Being a tract or parcel containing 82,212 square feet of land in the Obedience Smith Survey, Abstract 696 and the John Austin Survey, Abstract 1, Harris County, Texas and being a part of those certain tracts designated as "Tract 1, 2 and Tract 3" per the deed recorded in Volume 7769, Page 561 of the Harris County Deed Records, and a part of certain street rights-of-way as closed by City Council Motion No. 70-1288, passed April 15, 1970 and filed in Volume 8104, Page 1 of said Deed Records and being more particularly described by metes and bounds as follows with all bearings and coordinates referenced to the Texas Coordinate System, South Central Zone:

COMMENCING at City Rod 541 (X=3,151,055.22, Y=717,483.00) located in West Dallas Avenue (80 feet wide) at its intersection with Bagby Street (92 feet wide);

THENCE, North 32deg51'57" East, 355.14 feet along the City Reference Line to a Copperweld Rod (X=3,151,247.92, Y=717,781.26) stamped "AC-1" marking the reference line intersect with the centerline of Dallas Avenue (80 feet wide);

THENCE, South 57deg08'03" East, 619.84 feet along the centerline of said Dallas Avenue to a point North 57deg08'03" West, 40.00 feet from the centerline intersect of Smith Street (80 feet wide);

THENCE, South 32deg51'57" West, 40.00 feet, at a right angle to said centerline of Dallas Avenue to the POINT OF BEGINNING (X=3,151,746.76, Y=717,411.34), said point also being the intersect of the southwesterly right-of-way line of said Dallas Avenue and the northwesterly right-of-way of said Smith Street;

THENCE, South 32deg51'57" West, 221.00 feet along the northwesterly right-of-way line of Smith Street to a point for most southerly corner;

THENCE, North 57deg08'03" West, 372.00 feet to a point for most westerly corner; THENCE, North 32deg51'57" East, 221.00 feet to a point on the southwesterly right-of-way line of Dallas Avenue for most northerly corner;

THENCE, South 57deg08'03" East 372.00 feet along said right-of-way line of Dallas Avenue to the POINT OF BEGINNING, containing a computed area of 82,212 square feet of land.


TRACT B - TWO ALLEN CENTER TRACT

Being a tract or parcel of land containing 98,863 square feet in the Obedience Smith Survey, Abstract 696, Harris County, Texas, and being all of that certain tract of land conveyed to ALLEN CENTER CO. #2 by the deeds recorded in the Harris County Official Public Records of Real Property (H.C.O.P.R.R.P.), under File Number F 124311, Film Code 164-04-0839, File Number F 124312, Film Code 164-04-0845 and File Number F 124313, Film Code 164-04-0852. Said tract being more particularly described by metes and bounds as follows, with all bearings and coordinates referenced to the Texas Coordinate System, South Central Zone:

BEGINNING at the intersection (X=3,151,520.75, Y=717,061.57) of the northerly right-of-way line of Polk Avenue (varying width) with the northwesterly right-of-way line of Smith Street (80 feet wide);

THENCE, South 87deg36'57" West, 203.28 feet along the northerly right-of-way line of said Polk Avenue to a 5/8 inch iron rod set for the beginning of a tangent curve to the right;

THENCE, 106.78 feet northwesterly along said tangent curve and said northerly right-of-way line of Polk Avenue (Delta Angle = 13deg21'05", Radius = 458.22 feet, Chord = North 85deg42'30" West, 106.54 feet) to a point of non-tangency;

THENCE, continuing along said northerly right-of-way line, North 63deg33'06" West, 45.53 feet to a point for corner common to the herein described tract and a 119,251 square foot tract described in exhibit "J" of the document recorded in H.C.O.P.R.R.P., File Number F 792860, Film Code 108-84-0547;

THENCE, along the boundary common to said tracts the following seven courses;

Departing said north right-of-way line, North 16deg35'07" East, 15.00 feet to a 5/8-inch iron rod set for the beginning of a non-tangent curve to the left;

143.43 feet easterly along said non-tangent curve to the left (Delta Angle = 18deg58'09", Radius = 433.22 feet, Chord = South 82deg53'58" East, 142.77 feet) to a 5/8-inch iron rod set for point of tangency;

Tangent to said curve, North 87deg36'57" East, 10.28 feet to a 5/8-inch iron rod set for corner;
North 57deg08'03" West, 219.67 feet;

North 32deg51'57" East, 196.42 feet;

South 57deg08'03" East, 129.15 feet;

North 32deg51'57" East, 90.00 feet to a point for corner in the southwesterly line of ONE ALLEN CENTER 1.887 acre tract;

THENCE, South 57deg08'03" East, 262.56 feet along the line common to said 1.887 acre tract and the tract herein described to the northwesterly right-of-way line of said Smith Street;

THENCE, South 32deg51'57" West, 195.45 feet along the northwesterly right-of-way line of said Smith Street to the POINT OF BEGINNING, containing a computed area of 98,863 square feet of land.


TRACT C - THREE ALLEN CENTER TRACT

BEING a tract or parcel of land containing 119,202 square feet out of the John Austin Survey, Abstract No. 1, and the Obedience Smith Survey, Abstract No. 696, Harris County, Texas, and being part of those certain tracts designated as "Tract 1, 2, 3 and Tract 4" per the deed recorded in Volume 7769, Page 592, of Harris County Deed Records, and a part of certain street rights-of-way as closed by City Council Motion No. 70-1288, passed April 15, 1970 and filed in Volume 8104, Page 1 of said Deed Records and being more particularly described by metes and bounds as follows with all bearings and coordinates referenced to the Texas Coordinate System, South Central Zone:

BEGINNING at the most northerly cut-back corner (X=3,150,861.30, Y=717,454.95) at the intersection of the south right-of-way line of West Dallas Avenue (80 feet wide) with the easterly right-of-way line of Clay Avenue (100 feet wide);

THENCE, North 87deg 37' 33" East, a distance of 156.34 feet along the south right- of-way line of said West Dallas Avenue to the beginning of a tangent curve to the left;

THENCE, 135.53 feet northeasterly along the arc of said curve (Delta Angle = 54deg 45' 36", Radius = 141.81 feet, Chord = North 60deg 14' 45" East, 130.43 feet) to a point at the end of said curve in the southeasterly right-of-way line of Bagby Street (varying width), said point also being a point on a non-tangent curve to the left;

THENCE, 126.55 feet easterly along the southeasterly right-of-way line of said Bagby Street and the arc of said curve (Delta Angle = 10deg 54' 11", Radius =
665.00 feet, Chord = North 38deg 18' 56" East, 126.36 feet);

THENCE, South 32deg 51' 57" West, 172.98 feet;

THENCE, South 57deg 08' 03" East, 20.62 feet;

THENCE, North 77deg 51' 57" East, 45.24 feet;

THENCE, South 57deg 08' 03" East, 121.23 feet;

THENCE, North 32deg 51' 57" East, 27.13 feet;

THENCE, North 77deg 51' 57" East, 7.07 feet;

THENCE, South 57deg 08' 03" East, 126.44 feet;

THENCE, South 32deg 51' 57" West, 90.00 feet;

THENCE, North 57deg 08' 03" West, 129.15 feet;

THENCE, South 32deg 51' 57" West, 196.42 feet;

THENCE, South 57deg 08' 03" East, 219.67 feet;

THENCE, South 87deg 36' 57" West, 10.28 feet to the beginning of a tangent curve to the right;

THENCE, 143.43 feet westerly along the arc of said curve (Delta Angle = 18deg 58'09", Radius = 433.22 feet, Chord = North 82deg 53' 58" West, 142.77 feet);

THENCE, South 16deg 35' 07" West, 15.00 feet to an intersection with the northeasterly right-of-way line of said Clay Avenue and a point on a non-tangent curve to the right;

THENCE, 415.17 feet northwesterly along the northeasterly right-of-way line of Clay Avenue and the arc of said curve (Delta Angle = 53deg 04' 18", Radius =
448.22 feet, Chord = North 42deg 52' 45" West, 400.49 feet) to a point of a compound curve to the right;

THENCE, 93.22 feet northwesterly along said northeasterly right-of-way line of Clay Avenue and the arc of said curve (Delta Angle = 09deg 09' 01", Radius =
583.72 feet, Chord = North 15deg 46' 05" West, 93.12 feet) to a point on a cut-back to the right;

THENCE, North 38deg 27' 43" East, 13.08 feet along said cut-back to the POINT OF BEGINNING, containing a computed area of 119,202 square feet of land.


TRACT D - METROPOLITAN GARAGE TRACT

All that certain tract of land out of the O. Smith Survey, A-696, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

Commencing at the City of Houston Engineering Department Reference Rod No. 541 located in West Dallas at its intersection with Bagby Street, thence
S 89deg45'00" W passing the City of Houston Engineering Reference Rod No. 94 at 520.09' and continuing for a total distance of 732.26' to a point, thence
S 0deg15'00" E - 20.05' to a 5/8" iron rod located in the south right-of-way line of West Dallas (based on a 90' width) at its intersection with the east right-of-way line of Fuller Street, and being the POINT OF BEGINNING of the herein described tract:

THENCE N 89deg45'29" E - 247.30' along the south right-of-way line of said West Dallas to a point for corner;

THENCE S 00deg15' E - 557.76' to a 3/8" iron rod for corner;

THENCE S 89deg45'07" W - 250.02' to a 3/8" iron rod for corner located in the east right-of-way line of Fuller Street;

THENCE along the said east right-of-way line of Fuller Street the five following courses and distances:

N 00deg21'53" W - 100.04' to a point,
N 06deg24'16" E - 30.20' to a point,
N 00deg15' W - 200' to a point,
N 01deg26'42" W - 27.76' to a point,
N 00deg15' W - 200'

to the POINT OF BEGINNING and containing 138,131.8 square feet of land more or less.


TRACT E - ALLEN CENTER PARKING GARAGE TRACT

Being a tract or parcel of land containing 179,624 square feet of land out of the Obedience Smith Survey, Abstract 696, Harris County, Texas, and being a part of those certain tracts designated as "Tract 4, 5 and Tract 8" per the deed recorded in Volume 7769, Page 568 of the Harris County Deed Records, and a part of certain street rights-of-way as closed by City Council Motion No. 70-1288, passed April 15, 1970 and filed in Volume 8104, Page 1 of said Deed Records, and being more particularly described by metes and bounds as follows with all bearings and coordinates referenced to the Texas Coordinate System, South Central Zone:

BEGINNING at a point (X=3,150,750.60, Y=717,450.35) at the intersection of the south right-of-way line of West Dallas Avenue (80 feet wide) with the westerly right-of-way line of Clay Avenue (100 feet wide), said point also being on a non-tangent curve to the left;

THENCE, 134.65 feet southeasterly along the westerly right-of-way line of said Clay Avenue and the arc of said curve (Delta Angle = 11deg17'02", Radius =
683.72 feet, Chord = South 14deg42'05" East, 134.44 feet) to a point for the end of said curve and point of a compound curve to the left;

THENCE, 283.23 feet southeasterly, continuing along said westerly right-of-way line of Clay Avenue and the arc of said curve (Delta Angle = 29deg36'05", Radius = 548.22 feet, Chord = South 35deg08'38" East, 280.09 feet) to the end of said curve and the most northerly corner of a cut-back to the right at the intersection of said westerly right-of-way line of Clay Avenue and the westerly right-of-way line of Shaw Street (60 feet wide):

THENCE, South 02deg22'27" East, 9.77 feet along said cut-back and westerly right- of-way line of Shaw Street to the beginning of a non-tangent curve to the left;

THENCE, 219.99 feet southwesterly along the arc of said curve and said westerly right-of-way line (Delta Angle = 30deg44'32", Radius = 410.00 feet, Chord = South 13deg14'49" West, 217.36 feet) to a point of tangency;

THENCE, South 02deg07'27" East, 60.47 feet along said westerly right-of-way line to the most northerly corner of a cut-back to the right;

THENCE, South 42deg45'03" West, 14.17 feet along said cut-back and westerly right-of-way line to a point at the intersection of said westerly right-of-way line of Shaw Street and the north right-of-way line of Andrews Street (60 feet wide);

THENCE, South 87deg37'33" West, 255.65 feet along the north right-of-way line of said Andrews Street to an angle point in said north right-of-way;

THENCE, South 85deg38'14" West, 34.46 feet, continuing along the north right-of-way line of said Andrews Street to a nail set in concrete for southwest corner;

THENCE, North 02deg22'27" West, 99.98 feet to an "X" cut in concrete for an angle point;

THENCE, North 02deg18'03" West, 557.64 feet to a point for northwest corner, said point being on the south right-of-way line of said West Dallas Avenue;

THENCE, North 87deg37'33" East, 177.90 feet along the south right-of-way line of said West Dallas Avenue to the POINT OF BEGINNING, containing a computed area of 179,624 square feet of land.


TRACT F - ANTIOCH PARK TRACT

A tract or parcel containing 27,402 square feet of land out of the Obedience Smith Survey, Abstract 696, Harris County, Texas. Said tract also being a portion of Lots 9 and 10 in Block 3, and Lots 4, 5, 6, 7 and 8 in Block 2 of the Senechal Addition, a subdivision of record per the map recorded in Volume M, Page 475 of the Harris County Deed Records, and contains that portion of Frederick Street that is bounded on the north by Clay Avenue (width varies) and is bounded on the south by Andrews Street (50 feet wide). The herein described tract is more particularly described as follows, with all bearings and coordinates referenced to the Texas Coordinate System, South Central Zone:

COMMENCING at a Copperweld Rod stamped "AC-5" (X=3,150,906.78, Y=716,037.50) found at the intersection of the centerlines of Smith Street (80 feet wide) and Pease Avenue (80 feet wide) from which City Survey Marker 5357-1606-C (City Rod No. 52) bears South 57deg08'01" East;

THENCE, North 32deg51'57" East, 950.00 feet along the centerline of said Smith Street;

THENCE, departing said centerline at a right angle, North 57deg08'03" West,
89.73 feet to a 5/8-inch iron rod (X=3,151,346.89, Y=716,884.03) found for the intersection of the southwesterly right-of-way line of Clay Avenue (varying width) with the northwesterly right-of-way line of said Smith Street (width varies at this point), said iron rod being a point on the line common to Lots 8 and 9 in said Block 2 and the POINT OF BEGINNING;

THENCE, South 02deg07'27" East, 61.20 feet along the northwesterly right-of-way line of said Smith Street and the line common to said Lots 8 and 9 to a 5/8-inch iron rod found for the new northerly right-of-way line of Andrews Street (50 feet wide);

THENCE South 87deg37'33" West, 265.27 feet along the new northerly right-of-way line of said Andrews Street to a 5/8-inch iron rod found on the line common to Lots 9 and 8 in said Block 3;

THENCE, North 02deg07'27" West, 95.63 feet along said common line to a 5/8-inch iron rod found at the corner common to Lots 2, 3, 8 and 9 in said Block 3;

THENCE, North 87deg27'29" East, 99.99 feet along the line common to Lots 9, 10, 2 and 1 in said Block 3 to a 5/8-inch iron rod found for the corner common to said Lots 1 and 10 in the westerly right-of-way line of abandoned Frederick street;

THENCE, North 87deg52'33" East, 17.50 feet to the centerline of said Frederick Street;

THENCE, North 02deg07'27" West, 54.49 feet along said centerline to the south right-of-way line of said Clay Avenue;

THENCE, South 65deg48'22" Each, 40.34 feet along said southwesterly right-of-way line of Clay Avenue to a 5/8-inch iron rod found for the beginning of a tangent curve to the right;

THENCE, 81.46 feet southeasterly along the arc of said curve and southwesterly right-of-way line (Radius = 538.22 feet, Delta = 8deg40'19", Chord = South 61deg28'12" East, 81.38 feet) to a 5/8-inch iron rod found for point of tangency;

THENCE, continuing along the southwesterly right-of-way line of said Clay Avenue, South 57deg08'03" East, 50.78 feet to the POINT OF BEGINNING, containing a computed area of 27,402 square feet of land.

                         EXHIBIT B

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                      PLAN OF PREMISES

[TO COME]
                         EXHIBIT C

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                         WORKLETTER
                (Tenant Does Work-Allowance)

This Work Letter ("Work Letter") describes and specifies the rights and obligations of Landlord and Tenant with respect to certain allowances granted to Tenant hereunder and rights and responsibilities of Landlord and Tenant with respect to the design, construction and payment for the completion of the Initial Improvements within the Premises.

1. Definitions. Terms which are defined in the Lease shall have the same meaning in this Work Letter. Additionally, as used in this Work Letter, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

(a) Allowance shall mean a sum not to exceed $24.00 per square foot of Rentable Area within the initial 23,690 square feet comprising the Premises (a maximum of $586,560). A portion of the Allowance not to exceed $3.00 per square foot of Rentable Area (a maximum of $71,070.00) may be used by Tenant for architectural
and engineering fees and moving fees.   The rest of the Allowance shall be used
for the construction of the Initial Improvements.

(b) Basic Construction of the Building shall mean the structure of the Building as built on the date of this Work Letter, the Shell Improvements, and all other improvements, fixtures and facilities constituting a part of the Project, as these exist on the date of this Work Letter if the Building is complete, or as provided for in Landlord's plans and specifications for the Building if prior to completion.

(c) Landlord's Architect shall mean the architect designated by Landlord as its architect, from time to time, to perform the functions of Landlord's Architect hereunder.

     (d) Plans and Specifications shall mean collectively, the plans, specifications and other information prepared or to be prepared by Tenant's Architect, engineers and other design professionals and, where necessary, by Landlord's electrical, mechanical and structural engineers, all at Tenant's expense, which shall detail the Work required by Tenant in the Premises and which shall be approved in writing by both Tenant and Landlord prior to the commencement of such Work.

(e) Tenant's Architect shall mean Kirksey and Partners, who is an architect licensed to practice in the State of Texas.

(f) Work shall mean all materials and labor to be added to the Basic Construction of the Building and the Shell Improvements in order to complete the installation of the Initial Improvements within the Premises for Tenant in accordance with the Plans and Specifications, including, without limitation any modification to Basic Construction of the Building or to the Shell Improvements, any structural modifications to the Building, any electrical or plumbing work required to meet Tenant's electrical and plumbing requirements, and any special air conditioning work required to be performed in the Premises.

(g) Cost of the Work shall mean the cost of all materials and labor to be added to the Basic Construction of the Building and the Shell Improvements in order to complete the installation of the Initial Improvements within the Premises in accordance with the Plans and Specifications.

(h) Landlord's Costs shall mean that portion of the Cost of the Work up to, but not in excess of, the aggregate amount of the Allowance.

(i) Tenant's Costs shall mean that portion of the Cost of the Work in excess of Landlord's Costs.

(j) Change Costs shall mean all costs or expenses attributable to any change in the Plans and Specifications which, when added to other costs and expenses incurred in completing the Work, exceed Landlord's Costs, including, without limitation, (i) any cost caused by direction of Tenant to omit any item of Work contained in the Plans and Specifications, (ii) any additional architectural or engineering services, (iii) any changes to materials in the process of fabrication, (iv) the cancellation or modification of supply or fabricating contracts, (v) the removal or alteration of any Work or any plans completed or in process, or (vi) delays affecting the schedule of the Work.

(k) Working Days shall mean all days of the week other than Saturday, Sunday, and legal holidays.

(l) Tenant's Contractor shall mean the general contractor selected by Tenant and approved by Landlord to perform the Work.

(m) Initial Improvements shall mean those improvements or remodeling to the Premises, if any, which Tenant shall provide according to the terms of this Workletter.

(n) Landlord Delay shall mean each day beyond designated time periods set forth in this Workletter that Landlord fails to respond to a request by Tenant for approval of Tenant's design drawings, Plans and Specifications, or Change Orders.

2.   Procedure and Schedules for the Completion of Plans and Specifications.
The Plans and Specifications shall be completed in accordance with the following procedure and time schedules:

(a) Design Drawings. Within ten (10) Working Days from execution of the Lease, Tenant shall submit to Landlord four (4) sets of prints of design drawings, specifying the intended design, character and finishing of the Initial Improvements within the Premises. Such package shall include separate drawings for signs in accordance with Landlord's sign criteria. The design drawings shall set forth the requirements of Tenant with respect to the installation of the Initial Improvements within the Premises, and such drawings shall include, without limiting their scope, a Tenant approved space plan, architectural design of the space, including office front, plans, elevations, sections, and renderings indicating materials, color selections and finishes.

(i) Within five (5) Working Days following its receipt of the initial design drawings, or three (3) Working Days following its receipt of the revised design drawings pursuant to (ii) below, as applicable, Landlord shall return to Tenant one set of prints of design drawings with Landlord's suggested modifications and/or approval.

(ii) If the design drawings are returned to Tenant with comments, but not bearing approval of Landlord, the design drawings shall be immediately revised by Tenant and resubmitted to Landlord for approval within five (5) Working Days of their receipt by Tenant. Unless such action is taken, Tenant will be deemed to have accepted and approved all of Landlord's comments on the design drawings.

(b) Completion of Plans and Specifications. All Plans and Specifications shall be prepared in strict compliance with applicable Building standards and requirements as set forth in the Lease, this Work Letter and otherwise, and shall also adhere to the design drawings approved by Landlord. In order to assure the compatibility of Tenant's electrical and mechanical systems and the compatibility of Tenant's structural requirements with the existing Building and in order to expedite the preparation of Tenant's electrical, mechanical and structural drawings Tenant or Tenant's Architect shall deliver to Landlord's Architect, not later than ten (10) Working Days from the date of Landlord's approval of design drawings, a detailed plan setting forth any and all electrical, mechanical and structural requirements, and Tenant's Architect shall retain, at Tenant's expense, Tenant's electrical, mechanical and structural engineers to prepare all necessary electrical, mechanical and structural construction drawings which shall be included as a part of the Plans and Specifications. All construction documents and calculations prepared by Tenant's Architect shall be submitted by Tenant, in the form of four (4) sets of blueline prints, to Landlord for approval within ten (10) Working Days after the date of receipt by Tenant of Landlord's approval of design drawings. If the Plans and Specifications are returned to Tenant with comments, but not bearing approval of Landlord, the Plans and Specifications shall be immediately revised by Tenant and resubmitted to Landlord for approval within ten (10)Working Days of their receipt by Tenant. If Tenant fails to resubmit the revised Plans and Specifications to Landlord within ten (10) Working Days, Tenant will be deemed to have accepted and approved all of Landlord's comments to the Plans and Specifications.

(i) The fees for Tenant's Architect and any consultants or engineers retained by or on behalf of Tenant or Tenant's Architect (including, but not limited to, the electrical, mechanical and structural engineers required to be retained under this paragraph) shall be paid by Tenant.

(ii) Tenant shall have the sole responsibility for compliance of the Plans and Specifications with all applicable statutes, codes, ordinances and other regulations, including the Americans with Disabilities Act, and the approval of the Plans and Specifications or calculations included therein by Landlord shall not constitute an indication, representation or certification by Landlord that such Plans and Specifications or calculations are in compliance with said statutes, codes, ordinances and other regulations. In instances where several sets of requirements must be met, the requirements of Landlord's insurance underwriter or the strictest applicable requirements shall apply where not prohibited by applicable codes.

(iii) Upon completion of the Initial Improvements, if so required by Landlord, Tenant shall deliver to Landlord, at Tenant's expense, an "as-built" set of Plans and Specifications for the Premises in AutoCad or comparable format, together with such other information required by Landlord to place the information from the "as-built" Plans and Specifications on to Landlord's data base.

3. Payments. Landlord's obligation for payment with respect to the Work shall not exceed the aggregate amount of Landlord's Costs; and after Landlord has reimbursed Tenant in an amount equal to Landlord's Costs, Tenant shall thereafter pay all Cost of the Work, including, without limitation, any Change Costs. Tenant may submit to Landlord a request for payment no more than once every thirty (30) days. In each such request, Tenant shall submit to Landlord copies of all invoices and Tenant shall certify that such request represents a just estimate of costs reimbursable to Tenant and that there are no known mechanic's or materialmen's liens outstanding at the date of requests and that there is no known basis for the filing of any mechanic's or materialmen's liens relating to the Work and that waivers from all subcontractors, mechanics and materialmen have been obtained in such form as to constitute an effective waiver of lien under the laws of the State of Texas. Landlord shall pay the amount due under each request for payment within thirty (30) days of receipt of such items. Landlord shall apply that portion of the Allowance not utilized by Tenant (up to $5.00 per square foot of Rentable Area within the Premises, a maximum of $118,450) against Rent next due from Tenant.

4. Performance of the Work. Tenant shall, at its expense and in a manner and on terms and conditions and at times satisfactory to and approved in writing by Landlord, construct, install and complete the Initial Improvements in the Premises subject to the following requirements.

(a) Tenant shall commence, and shall thereafter prosecute diligently to completion, the Work.

(b) Tenant shall use only contractors, subcontractors and workers approved by Landlord (such approval not to be unreasonably withheld, conditioned, or delayed) in writing prior to Tenant's contracting with such contractor or such contractors contracting with such subcontractors. Landlord shall have the right to stop all work in the Premises, at no cost to Landlord, if any contractor, subcontractor or worker working in the Premises is not so approved by Landlord. Tenant shall cause the Tenant's Contractor to perform the Work in conformity with Landlord's requirements as set forth in "Manager's Conditions for Tenant Managed Construction" and in substantial accordance with the Plans and Specifications.

(c) The Work shall not adversely affect any structural component of the Building or the Building's HVAC system, plumbing system, electrical system, or other mechanical systems or elevators. The Work shall be generally consistent in quality with the quality of construction of the Building. Neither the Work nor the installation of Tenant's furniture, fixtures and equipment shall exceed the presently existing live load capacity of the floor on which the Premises are located without Landlord's prior written approval. Tenant shall remove all debris and waste material relating to any construction area and leave the immediately surrounding areas in broom-clean condition.

(d) As soon as reasonably practical, but in any event prior to the commencement of the Work, Tenant shall furnish to Landlord certificates of insurance evidencing builder's risk and liability insurance coverage naming Landlord and Tenant as additional named insureds, as their interests may appear, in amounts and coverages satisfactory to Landlord and issued by an insurance company or companies which carries a policy holders rating of not less than "A+" and a financial rating of not less than "VIII" as designated in the most current Best's Insurance Guide and which shall be licensed to do business in the State of Texas.

(e) Landlord shall review and monitor the construction of the Work. Tenant and its contractors shall cooperate with the Landlord as appropriate.

(f) All materials used in the construction, installation and completion of the Work shall be at least Building standard. The Work shall be completed in a good and workmanlike manner.

(g) Tenant shall cause all work relating to the Work to be performed in a good and workmanlike manner at Tenant's expense in compliance with all applicable legal requirements by contractors approved in advance in writing by Landlord in accordance with the Plans and Specifications.

(h) Tenant's contractors, laborers, materialmen and others furnishing labor or materials for the Work shall work in harmony and not interfere with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and if at any time such entry by one or more persons furnishing labor or materials for the Work shall cause disharmony or interference, Landlord may require Tenant to cause the Work to cease immediately at no cost to Landlord, and cause the disharmony or interference to cease.

(i) Tenant's Contractor, its subcontractors and suppliers and their employees shall use only the service elevators and shall observe all the rules and regulations of the Project and Building while in the Building. Tenant shall be responsible for all cleaning, repair and maintenance of any area of the Building damaged or disturbed in connection with the Work.

(j) Tenant acknowledges that the mechanical rooms on Floor 25 of the Building may contain asbestos. Landlord will not be required to remove any asbestos from the mechanical rooms on Floor 25 of the Building. However, if Landlord elects not to remove any asbestos from such mechanical rooms, Landlord shall be responsible for any excess out-of-pocket costs incurred by Tenant in the performance of the Work with respect to such mechanical rooms and the mechanical systems of the Building directly resulting from the presence of asbestos.
Tenant will not commence or perform any Work in the mechanical rooms without Landlord's prior written approval and supervision. Any asbestos containing material which is not removed shall be covered by an operation and maintenance program established and maintained by Landlord in accordance with any laws, ordinances, orders, rules, regulations and other requirements of governmental authority, whether now in force or hereafter enacted, for the purpose of protecting same from disturbance. Tenant agrees to comply with Landlord's operation and maintenance program with respect to the containment of asbestos. Furthermore, Landlord, at Landlord's expense, shall comply with all laws, ordinances, orders, rules, regulations and other requirements of governmental authority, whether now in force or hereafter enacted, which impose any duty with respect to or otherwise relate to the abatement, removal or containment of asbestos containing materials on Floor 25 of the Building.


(k) Tenant shall indemnify and hold Landlord, the manger and all of their employees and agents, harmless against any and all claims, demands, loss or damages (including attorney's fees and expenses) arising out of or in connection with any of the Work.

5. Change Orders. All changes and modifications in the Work from that contemplated in the Plans and Specifications, whether or not such change or modification gives rise to a Change Cost, must be evidenced by a written Change Order executed by both Landlord and Tenant. In that regard, Tenant shall submit to Landlord such information as Landlord shall require with respect to any Change Order requested by Tenant. After receipt of requested Change Order, together with such information as Landlord shall require with respect thereto, Landlord shall return to Tenant within two (2) Working Days either the executed Change Order, which will evidence Landlord's approval thereof, or the Plans and Specifications with respect thereto with Landlord's suggested modification.

6. Tenant License To Enter Premises. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date in order that Tenant may perform the Work. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon worker's compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord being provided and at all times maintained by Tenant's contractors engaged in the performance of the Work, and certificates of such insurance being furnished to Landlord prior to commencing the Work. If at any time such entry shall cause disharmony and interference to other contractors, or labor, including strikes or other work stoppages, this license may be immediately withdrawn by Landlord upon notice to Tenant. During such entry, Tenant shall be deemed to be obligated by all of the terms, covenants, provisions, and conditions of the Lease except as to the covenant to pay rent. During such entry, Tenant acknowledges that Landlord shall have no obligation under the Lease with respect to the Premises and specifically shall have no obligation to provide those services called for under the Lease with respect to the Premises other than Building Standard Capacity electricity, freight elevator service and water. During the pendency of the Work, Tenant's general contractor and subcontractor(s) shall have the right to park in designated spaces in Landlord's surface parking lot located adjacent to the Building at no cost to Tenant or such contractor and subcontractor(s). Tenant further acknowledges that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the workers performing the Work, the same being solely at Tenant's risk.

7. Liens. All work in connection with the Work shall be done and completed, in such manner to insure that no mechanic's, materialman's or similar liens attach to the Building and Tenant shall obtain from Tenant's Contractor, and subcontractors and materialmen lien waivers and releases, copies of which shall be furnished to Landlord when received. If a claim for any such lien shall be filed against the Building or any part thereof, Tenant shall have such claim of lien immediately removed and present evidence of such removal to Landlord by bonding or other method acceptable to Landlord.

8. Whole Agreement; No Oral Modification. This Work Letter embodies all representations, warranties and agreements of Landlord and Tenant with respect to the matter described herein, and this Work Letter may not be altered or modified except by an agreement in writing signed by the parties.

9. Paragraph Headings. The paragraph headings contained in this Work Letter are for convenient reference only and shall not in any way affect the meaning or interpretation of such paragraphs.

10. Notices. All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

11. Binding Effect. This Work Letter shall be construed under the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

12. Conflict. In the event of conflict between this Work Letter and any other exhibits or addenda to this Lease, this Work Letter shall prevail.
                         EXHIBIT D

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                   RULES AND REGULATIONS


1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein. Damages resulting from misuse of fixtures or appliances by Tenant, or its employees, agents or contractors, shall be paid by Tenant.

3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord, not to be unreasonably withheld, conditioned or delayed. Building standard suite identification signs will be prepared by Landlord at Tenant's expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty. Electric current shall not be used for cooking (other than microwave ovens) or heating without prior written permission from Landlord.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may over stress any portion of the floor. All damage done to the Building by the improper placing of such heavy items by Tenant, its employees, agents or contractors will be repaired at the sole expense of Tenant.

6. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken on or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7. For tenants on multi-tenant floors, corridor doors, when not in use, shall be kept closed.

8. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord's written approval must be obtained for any delivery after normal working hours.

9. Each tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Nothing shall be swept or thrown into corridors, halls, elevator shafts, stairways, or other public areas, nor shall tenants place any trash receptacles in these areas.

10. Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

11. No animals shall be brought into or kept in or about the Building, except guide dogs or similar support animals accompanying persons who are physically disabled.

12. When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively.

13. No machinery of any kind, other than ordinary office machines such as typewriters and calculators, shall be operated on the leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, except candles. No space heaters shall be operated in the Building.

14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

15. No nails, hooks, or screws (other than for hanging pictures, diplomas, and other personal belongings of Tenant's employees) shall be driven into or inserted in any part of the Building except as approved by Landlord.

16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

17. No food and/or beverages shall be distributed on a retail basis from Tenant's office without the prior written approval of the Building manager. At any party where alcoholic beverages are to be consumed on Building premises, Tenant is required to have two (2) off-duty police officers attend such party.

18. No additional locks shall be placed upon any doors without the prior written consent of Landlord. Four (4) keys per entry door shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease. Tenant shall then give Landlord or his agent an explanation of the combination of all locks on doors or vaults. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord at Landlord's costs thereof plus a ten percent (10%) overhead charge.

19. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be for Tenant's account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

20. Tenant shall comply with parking rules and regulations as may be posted or distributed from time to time.

21.  No portion of the Building shall be used for the purpose of lodging rooms.

22. Vending machines or dispensing machines of any kind will not be placed in the leased premises by a tenant without prior written approval by Landlord not to be unreasonably withheld, conditioned or delayed.

23. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes or any other window treatment for external windows of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any lighting which has not been so approved by Landlord, without notice to Tenant, at Tenant's expense.

24. No tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord's supervision.

25. Tenant and its contractors shall provide Landlord with Material Safety Data Sheets (MSDS) for all materials or substances being used or stored in or about the Building. The MSDS will be provided prior to bringing the materials or substances into the Building.

26. The directory board of the Building will be provided for the display of the name and location of tenants only. Tenant will be provided one (1) line or strip on the Building directory board for every two thousand (2,000) square feet of space (up to fourteen (14) lines for the initial Premises). Any additional lines which Tenant shall desire to place upon said directory board over and above this allowance must first be approved by Landlord, and if so approved, a charge will be made therefor.

27. Tenants shall ensure that the doors of their leased premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus and utilities are shut off before a tenant and such tenant's employees leave the leased premises, so as to prevent waste or damage. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

28. Tenants shall exercise reasonable precautions in the protection of their personal property from loss or damage by keeping doors to unattended area locked. Tenants shall also report any thefts or losses to the Building manager as soon as reasonably possible after discovery and shall also notify the Building manager of the presence of any persons whose conduct is suspicious or causes a disturbance.

29. Firearms of any caliber or make are strictly prohibited from being carried or stored in the Building. Requests for an exception to this policy must be submitted in writing to Landlord prior to any introduction of a firearm in the Building and must detail the reasons for the requested exception. Any exception permitting a person to carry or store a firearm in the Building must be in writing signed by Landlord and shall contain such conditions and provisions as Landlord may specify in its sole discretion. Notwithstanding the grant of any exception, Landlord shall retain the right to revoke such permission at any time and for any reason, including without limitation, the unsafe, rude, offensive, alarming or reckless display or carrying of the firearms.

30. Landlord shall not be responsible to the tenants, their agents, employees or invitees for any loss of money, jewelry or other personal property from the leased premises or public areas or for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

31. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building entrances or lobbies shall be restricted to such hours as Landlord shall reasonably designate. All such movement shall be in a manner to be agreed between the tenants and Landlord in advance. Such pre-arrangement shall be initiated by the tenant. The time, method, and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord's reasonable discretion and control. Although Landlord or its personnel may participate in or assist in the supervision of such movement, the tenant assumes final responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damages or injured as a result of acts in connection with carrying out this service for a tenant from time of entering the property to completion of work. Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

32. Tenants shall not employ any person for the purpose of cleaning other than the authorized cleaning and maintenance personnel for the Building unless otherwise approved in writing by Landlord. To ensure orderly operation of the Building, Landlord reserves the right to approve all concessionaires, vending machine operators or other distributors of cold drinks, coffee, food or other concessions, water, towels, or newspapers.

33. Tenants, their employees, guests and invitees may be called upon to show suitable identification and/or sign a building register when entering or leaving the Building at times other than normal Building operating hours. All tenants shall cooperate fully with Building security personnel in complying with such requirements.

34. Tenants shall not solicit from or circulate advertising material among other tenants of the Building except the regular use of the U.S. mail service. Tenants shall notify the Building manager or the Building security personnel promptly if it comes to their attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests or invitees.

35. Landlord reserves the right to deny entrance to the Building or remove any person or persons from the Building in any case where the conduct of such person or persons involves a hazard or nuisance to any tenant of the Building or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Building, tenants or the general public.

36. Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building, which rules shall be binding upon each tenant upon delivery to such tenant of notice thereof in writing.
                         EXHIBIT E

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                          PARKING


This EXHIBIT E ("Parking Exhibit") describes and specifies Tenant's non-exclusive right to use twenty-eight (28) parking spaces (collectively, "Spaces") located on such levels inside one or more of the Building's parking garages as set forth on Schedule 1 attached to this Parking Exhibit and incorporated herein by reference, all upon the terms and conditions set forth below. Landlord shall also provide to Tenant on a month-to-month basis up to thirty-three (33) permits to park in unreserved spaces (the "Additional Spaces") in the Metropolitan Parking Garage (as defined below). The parking garage beneath the Building shall be referred to as the "Building Garage." The parking garage located at 300 Clay Street shall be referred to as the "Allen Center Parking Garage." The parking garage located at 340 West Dallas Street shall be referred to as the "Metropolitan Parking Garage." The Building Garage, Allen Center Parking Garage and Metropolitan Parking Garage may be hereinafter referred to individually and collectively as the "Parking Garage."

1. Definitions. The terms which are defined in the Lease shall have the same meanings in this Parking Exhibit.

2. Grant and Rental Fee. Provided no event of default has occurred and is continuing under the Lease, Tenant shall rent (a) on a "must-take" basis, the Spaces during the entire Term and (b) on a month-to-month basis, the Additional Spaces, at such monthly rates (together with any applicable tax thereon) and subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord or the manager of the Parking Garage, as applicable, and charged or applicable to patrons of the Parking Garage for spaces similarly situated therein. In the event the Premises are increased or decreased during the Term other than pursuant to EXHIBIT H to the Lease, the number of Spaces available to Tenant shall likewise be increased or decreased so that the aggregate number of Spaces to which Tenant is entitled shall equal one (1) unreserved Space for each one thousand (1,000) square feet of Rentable Area within the Premises.

3. Unavailability of Spaces. If the Spaces are not available or become unavailable to Tenant (due to causes beyond the reasonable control of Landlord) during any portion of the Term of this Lease, Landlord shall make available to Tenant alternate parking spaces located reasonably near the Building until the Spaces are made available to Tenant. Landlord shall not be obligated to provide replacement parking for the Additional Spaces should any of same become unavailable.

4. Risk. All motor vehicles (including all contents thereof) shall be parked in the Spaces and the Additional Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces and the Additional Spaces, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Spaces and the Additional Spaces pursuant to this Parking Exhibit.

5. No Bailment. It is further agreed that this Parking Exhibit shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

6. Rules and Regulations. In its use of the Spaces and the Additional Spaces, Tenant shall follow all of the Rules and Regulations of the Building (attached to the Lease as EXHIBIT D) applicable thereto, any rules and regulations promulgated by Landlord or the manager of the Parking Garage, as applicable, as the same may be amended from time to time. Upon the occurrence of any breach of such rules, failure to make parking rental payments due hereunder or default by Tenant under the Lease, Landlord shall be entitled to terminate this Parking Exhibit, in which event Tenant's right to utilize the Spaces and the Additional Spaces shall thereupon automatically cease.

7. Access. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons who have contracted to use spaces in the Parking Garage are using the parking spaces therein. Landlord currently limits access to the Parking Garage through the use of a parking entry card system, the cards for which shall be provided by Landlord. These cards are different from and do not entitle the holder thereof to an after-hours entry card to the Building (pursuant to the terms of Section 7.04 of the Lease). Landlord agrees to provide to Tenant twenty-eight (28) parking entry cards. Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease. Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to time determine, the present charge for such lost or stolen cards being $10.00 per card. Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Section 7.04 of the Lease shall also be applicable and in the event of a conflict with the provisions of this Parking Exhibit, the provisions of Section 7.04 shall control. In the event Tenant, its agent or employees wrongfully park in any of the Parking Garage's spaces, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant's sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount shall additionally be deemed an event of default hereunder entitling Landlord to cancel Tenant's right to use such spaces in addition to all of its rights and remedies under this Parking Exhibit.

                         SCHEDULE 1

                             TO
                         EXHIBIT E
                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT

                      BUILDING GARAGE

 ALLEN CENTER PARKING GARAGE OR METROPOLITAN PARKING GARAGE

                      RESERVED SPACES

                               CURRENT MONTHLY
         NO. OF SPACES         PRICE PER SPACE
         -------------         ---------------

               0               Allen Center Garage
                               $146.14 (including tax)

               0               Metropolitan Parking Garage
                               $ 97.43 (including tax)

               8               Building Garage*
                               $173.20 (including tax)

TOTAL RESERVED SPACES:  8


                    UNRESERVED SPACES

                               CURRENT MONTHLY
         NO. OF SPACES         PRICE PER SPACE
         -------------         ---------------


               0               Building Garage
                               $173.20 (including tax)

               0               Allen Center Garage
                               $ 97.43 (including tax)

               20              Metropolitan Parking Garage
                              $ 81.19 (including tax)

TOTAL UNRESERVED SPACES:  20


The parking rates referenced above shall remain in effect through December 31, 1998.


* Tenant's employees utilizing the reserved Spaces in the Building Garage must park in designated spaces 5 through 12. Tenant acknowledges that such Spaces are ordinarily unreserved spaces, but as an accommodation to Tenant, such Spaces will be reserved for Tenant's use; provided, however, Landlord shall have no obligation to actually designate such Spaces as "Reserved" by signage or otherwise. In the event other parkers utilize or attempt to utilize such Spaces, Tenant shall promptly notify Landlord in writing. Thereafter Landlord will use good faith efforts to prevent other parkers from parking in Spaces 5 through 12, by signage or other means. In addition, Landlord agrees to restripe spaces 5 through 12 to the standard width of the other spaces in the Building Garage prior to the Commencement Date. In addition, Tenant shall be entitled to utilize spaces 5 through 12 in the Building Garage (in connection with its existing lease in the Building) at no charge through October 31, 1997.

                         EXHIBIT F

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                       RENEWAL OPTION


1. Tenant shall have an option (the "Renewal Option") to renew and extend the term of this Lease for one additional period of five (5) years, commencing on the day following the Expiration Date and expiring five (5) years thereafter (the "Renewal Term"). The Renewal Option may only be exercised by Tenant giving written notice thereof no more than fifteen (15) months nor less than twelve
(12) months prior to the Expiration Date. If Tenant fails to give notice of exercise of the Renewal Option within such specified time period, the Renewal Option shall be deemed waived and of no further force and effect.

2. Tenant's right to extend this Lease as provided for herein can be exercised only if, at the time of such exercise and upon the commencement of the Renewal Term (a) no Event of Default then exists under this Lease, and (b) Tenant has not subleased twenty-five percent (25%) or more of the total Rentable Area of the Premises (other than to an Affiliate) (unless Landlord, in its sole discretion, elects to waive either such condition). If either of such conditions are not satisfied or waived by Landlord, the Renewal Option shall be terminated and of no further force and effect, any purported exercise thereof shall be null and void, and this Lease shall terminate on the Expiration Date. No assignee of this Lease other than an Affiliate of Tenant shall have the right to exercise the Renewal Option. No subtenant shall have any rights hereunder whatsoever.

3. If Tenant shall exercise the Renewal Option (in accordance with and subject to the provisions of this EXHIBIT F), all of the terms, covenants and conditions provided in this Lease shall continue to apply during the Renewal Term, except that (i) the Base Rental during the Renewal Term shall be the then Prevailing Market Rate (as defined below) for the Premises, and (ii) any terms, covenants and conditions that are expressly or by their nature inapplicable to such renewal term (including, without limitation, this EXHIBIT F) shall be deemed void and of no further force and effect.

4. As used herein, the term "Prevailing Market Rate" means the annual amount per square foot of Rentable Area within the Premises that a willing tenant would pay and a willing landlord would accept in arm's length, bona fide negotiations for a renewal of the Premises to be executed at the time of determination and to commence at the beginning of the Renewal Term, as determined by Landlord in good faith based upon comparable renewal transactions made in the Building and in other Class "A" office buildings (including Two Allen Center and Three Allen Center) located in the Central Business District of Houston, Texas within the previous twelve (12) months (taking into consideration the location, quality, and age of the building, floor level, extent of leasehold improvements (existing or to be provided), rental abatements, lease takeovers/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or other amounts allowed for escalation purposes (expense stop), other inducements such as parking spaces or club memberships), the time the particular rental rate under consideration became or is to become effective, or any other relevant term or condition. Within ten (10) business days after receipt of Tenant's notice of exercise of the Renewal Option, Landlord will notify Tenant in writing of its determination of the Prevailing Market Rate for the Premises for the Renewal Term. If Tenant disagrees with Landlord's determination, Tenant shall have a period of ten (10) business days after receipt of Landlord's notice to notify Landlord in writing of (i) its acceptance of Landlord's determination of the Prevailing Market Rate (in which event such rate shall apply during the Renewal
Term), or (ii) its disapproval of Landlord's determination of the Prevailing Market Rate, in which event Landlord and Tenant shall negotiate in good faith for an additional period of thirty (30) days in an effort to agree on the Prevailing Market Rate for the Renewal Term. Failure by Tenant to so notify Landlord within such ten (10) business day period shall be deemed acceptance by Tenant of Landlord's determination of the Prevailing Market Rate for the Renewal Term. If the parties are unable to agree on the Prevailing Market Rate within such additional thirty (30) day period, or if Tenant elects to exercise a Preferential Right and have the Prevailing Market Rate determined by Qualified Brokers pursuant to EXHIBIT I, Landlord and Tenant will each within five (5) days after the expiration of such (30) day period or Landlord's receipt of Tenant's notice of exercise of the Preferential Right, as the case may be, nominate and appoint a Qualified Broker to determine the Prevailing Market Rate for the Premises being renewed or the Preferential Premises, as applicable.
Upon the appointment of the two Qualified Brokers, they will be instructed to fairly and impartially determine the Prevailing Market Rate for the Premises for the Renewal Term or for the Preferential Premises for the term thereof, as applicable. The two (2) Qualified Brokers will afford to Landlord and Tenant the right to submit evidence with respect to such rate and will, with all possible speed, make their respective determinations and deliver a written report thereof to Landlord and Tenant within thirty (30) days after their appointment. If the higher of the two Prevailing Market Rate determinations is not more than one-hundred five percent (105%) of the lower determination, the average of the rates so determined will be binding upon Landlord and Tenant and will be the Prevailing Market Rate for purposes of the Renewal Option or Preferential Right. If the higher determination is more than one-hundred five percent (105%) of the lower determination, the two Qualified Brokers will within five (5) days after both of such Qualified Brokers have submitted their written reports to Landlord and Tenant, select by mutual agreement, a third (3rd) Qualified Broker and give written notice of such appointment to Landlord and Tenant. If the two Qualified Brokers fail to agree upon the third Qualified Broker within said five (5) day period, a third Qualified Broker will be selected by mutual agreement of Landlord and Tenant within a further period of five (5) days. If Landlord and Tenant cannot so agree on the third Qualified Broker, then either Landlord or Tenant may elect to have the third Qualified Broker appointed by any Federal District Judge for the Southern District of Texas. The third Qualified Broker will be instructed to fairly and impartially determine which of the two original Qualified Brokers' determinations of the Prevailing Market Rate most closely approximates his or her determination thereof, and the determination so selected will be binding upon Landlord and Tenant and will be the Prevailing Market Rate for purposes of the Renewal Option or Preferential Right. Landlord and Tenant will pay the fees and expenses of the Qualified Broker it appoints, and the fees and expenses of the third Qualified Broker will be divided equally between Landlord and Tenant. If any Qualified Broker appointed as aforesaid will thereafter become unable or unwilling to act, such Qualified Broker's successor will be appointed in the same manner as provided in this paragraph for the appointment of that Qualified Broker.

As used herein, the term "Qualified Broker" means a real estate broker who (a) is licensed in the State of Texas, (b) is a member of the Houston Office Leasing Brokers Association, (c) has been actively and continuously involved in leasing office space in multi-story office buildings in the Houston Central Business District for not less than the previous ten (10) year period, (d) during the preceding three (3) year period has individually represented a party to an office space lease in the Houston Central Business District of at least 75,000 square feet; and (3) has not represented Landlord or Tenant during the preceding five (5) year period. Failure by Tenant to withdraw its exercise of the Renewal Option within such ten (10) day period shall be deemed acceptance by Tenant of Landlord's determination of the Prevailing Market Rate for the Renewal Term.

5. Tenant acknowledges and agrees that the Renewal Option is subject and subordinate to the expansion option of Amerada Hess Corp. with respect to a portion of the Building including the Premises (the "Hess Expansion Option"). If Amerada Hess Corp. exercises such option pursuant to the terms of its lease with Landlord, Landlord shall provide written notice thereof to Tenant within ten (10) days following the date of exercise, and the Renewal Option shall terminate in all respects.



                         EXHIBIT G

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                    CANCELLATION OPTIONS


Tenant's Cancellation Option

1. Subject to and upon the terms, provisions and conditions set forth in this EXHIBIT G, Tenant shall have a one-time option (the "Termination Option") to terminate this Lease effective as of December 31, 2003 (the "Termination Date"). Tenant must give Landlord written notice of its exercise of the Termination Option not later than December 31, 2002, and pay the Termination Fee (as hereinafter defined) to Landlord on or prior to the Termination Date. If Tenant fails to give notice of exercise of the Termination Option on or prior to December 31, 2002, the Termination Option shall be deemed waived and of no further force and effect. If Tenant gives timely notice of exercise of the Termination Option but fails to pay the Termination Fee to Landlord on or before the Termination Date, Landlord may at its option either (a) deem the Termination Option waived and of no further force and effect or (b) enforce the termination of this Lease, effective as of the Termination Date, and Tenant's obligation to pay the Termination Fee. The provisions of this paragraph shall survive the expiration or termination of this Lease.

2. Landlord will have the option to revoke and nullify any purported exercise of the Termination Option by Tenant if at the time of exercise or thereafter Tenant is in default under the Lease.

3. The "Termination Fee" shall be an amount equal to (a) the unamortized portion of the Lease Costs (as hereinafter defined) as of the Termination Date and (b) a sum equal to three (3) monthly installments of gross Rent at the rate(s) then in effect with respect to the entire Premises then leased by Tenant as of the Termination Date. For purposes of calculating the Termination Fee, each component or item of Lease Costs will be deemed to be amortized in equal monthly installments over the term of this Lease at the rate of ten percent (10%) per annum beginning on the date that such component or item of Lease Costs
was actually paid by Landlord.   "Lease Costs" means all unamortized lease costs
including but not limited to (a) leasehold improvements allowances and architectural and engineering fees or allowances, if any with respect to the construction or refurbishment of the initial Premises; (b) the leasing commissions incurred by Landlord in connection with the execution of this Lease;
(c) club membership initiation fees and (d) all of the foregoing costs and fees (if applicable) and all other costs incurred by Landlord in connection with Tenant's lease of any additional space in the Building after the execution date of this Lease.

Landlord's Cancellation Option

1. In the event of exercise of the Hess Expansion Option, and if Landlord elects not to relocate, or is unable to relocate Tenant to alternative space in the Building in accordance with the terms of Article 21 of the Lease, Landlord shall have a one-time option to terminate this Lease effective as of December 31, 2003. Landlord must give written notice to Tenant of its exercise of such termination option on or prior to January 31, 2003. If Landlord fails to give notice of exercise of such termination option, such option shall be deemed waived and of no further force and effect.

2. Failure of Landlord to exercise such termination option on or prior to January 31, 2003 shall in no way affect Landlord's rights under Article 21 of the Lease following such date.

                         EXHIBIT H

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                    MANDATORY EXPANSION


1. As material consideration to Landlord to enter into this Lease, Tenant has agreed to expand the initial Premises by leasing all of the remaining Rentable Area on Floor 25 of the Building (the "Expansion Premises") not later than eighteen (18) months after the Commencement Date (the "Required Expansion Date"). Landlord and Tenant stipulate and agree that the Rentable Area of the Expansion Premises is 4,000 square feet, notwithstanding any different measurement thereof that may be made hereafter by or on behalf of either party.

2. Tenant shall have the right to occupy the Expansion Premises prior to the Required Expansion Date subject to all terms and conditions of the Lease other than the payment of Rent.

3. The Base Rental for the Expansion Premises shall be at the same rate as for the initial Premises, i.e., $14.50 per square foot of Rentable Area through the end of the sixth (6th) Lease Year of the Lease term, and $17.00 per square foot of Rentable Area for the remainder of the Lease term. Tenant's obligation to pay Rent with respect to the Expansion Premises shall commence, and Tenant's proportionate share of Operating Expenses and Taxes shall be increased based on the Rentable Area of the Expansion Premises on the Required Expansion Date.

4. Tenant shall be entitled to an Allowance from Landlord of up to $22.25 per square foot of Rentable Area within the Expansion Premises (a maximum of $89,000) for the construction of leasehold improvements within the Expansion Premises in accordance with the terms and conditions of the Workletter. Such Allowance shall be funded by Landlord within thirty (30) days following the later to occur of (i) Landlord's receipt of the final invoices and lien waivers required by Paragraph 3 of the Workletter documenting the Work with respect to the Expansion Premises or (ii) the Required Expansion Date. Landlord shall apply that portion of the Allowance not utilized by Tenant (up to $5.00 per square foot of Rentable Area within the Premises (a maximum of $20,000), against Rent next due from Tenant.

5. Tenant will execute and return to Landlord an amendment to the Lease adding the Expansion Premises or such other documentation as Landlord shall reasonably require in order to confirm the leasing of such Expansion Premises within thirty
(30) days after Tenant's receipt of such documentation.

6. Upon request of Landlord at any time after the Required Expansion Date, Tenant shall execute and deliver to Landlord a declaration (in a form provided by Landlord) specifying (i) the Base Rental schedule for the Expansion Premises,
(ii) the Rentable Area of the Expansion Premises, and (iii) Tenant's revised proportionate share of Taxes and Operating Expenses with respect to the Expansion Premises.

7. Tenant may occupy and use the Expansion Premises for the purpose of conducting business as of the Commencement Date subject to all of the terms and conditions of this Lease other than the payment of Rent. Rent shall not commence with respect to the Expansion Premises until the Required Expansion Date.

                         EXHIBIT I

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                  PREFERENTIAL LEASE RIGHT


1.   Subject to and upon the terms, provisions and conditions set forth in this
EXHIBIT I, Tenant shall have, and is hereby granted, a preferential right to lease (the "Preferential Right") during the initial Term of this Lease through December 31, 2003 certain space (hereinafter sometimes called the "Preferential Premises") located on Floor 26 of the Building and consisting of approximately 10,847 square feet of Rentable Area. A floor plan of the Preferential Premises is attached hereto as EXHIBIT I-1.

2. Landlord will have the option to revoke and nullify any purported exercise of a Preferential Right by Tenant if at the time of exercise or thereafter (a) Tenant is in default under the Lease, or (b) Tenant has subleased more than twenty-five percent (25%) or more of the total Rentable Area of the Premises (other than to an Affiliate), or (c) Tenant has subleased space from any other tenant of the Building provided at the time of such sublease, Landlord had space available to accommodate Tenant's space requirements.

3. Should the Preferential Premises become available for Lease or if Landlord receives an offer from a third-party tenant to lease the Preferential Premises, Landlord shall promptly deliver to Tenant written notice of such availability or offer as applicable and the proposed terms for lease of the Preferential Premises including the rental rate set forth in such third-party offer, or if no third-party offer, Landlord's determination of the Prevailing Market Rate for the Preferential Premises determined in accordance with EXHIBIT F (a "Lease Proposal") . If the Preferential Premises is the subject of lease negotiations which include other portions of the Building, the foregoing Preferential Right shall, at Landlord's option, apply to the entire space which is subject to such negotiations, and, at Landlord's option, Tenant shall be obligated to either accept or refuse the opportunity to lease such entire space on the terms provided in the Lease Proposal. Tenant shall have a period of twenty (20) days if no third-party offer (or ten (10) days if there is a third-party offer) after receipt of a Lease Proposal to irrevocably and unconditionally exercise its Preferential Right to lease the entire Preferential Premises (and such additional space, if applicable); provided, however, if there is no third-party offer with respect to the Preferential Premises, and Tenant disagrees with Landlord's determination of the Prevailing Market Rate, Tenant shall indicate its disapproval of such rate in its exercise notice, and the parties shall negotiate in good faith for an additional period of thirty (30) days in an effort to agree on the Prevailing Market Rate for the Preferential Premises. If the parties are unable to agree on the Prevailing Market Rate within such thirty
(30) day period, the Prevailing Market Rate will be determined by arbitration in accordance with EXHIBIT F. Except as provided above, any purported conditional or qualified exercise of a Preferential Right shall be null and void.

4. Upon Tenant's exercise of a Preferential Right Tenant will execute and return to Landlord any amendment to the Lease adding the Preferential Premises or such other documentation as Landlord shall reasonably require in order to confirm the leasing of such Preferential Premises within thirty (30) days after Tenant's receipt of such documentation.

5. No assignee of this Lease other than an Affiliate of Tenant shall have the right to exercise the Preferential Right. No subtenant shall have any rights hereunder whatsoever.

6. If Landlord does not receive written notice from Tenant of its exercise of the Preferential Right within such twenty (20) day (or ten (10) day period), as applicable, referenced in paragraph 3, Landlord shall have a period of one hundred eighty (180) days thereafter to lease the Preferential Premises for an effective rental rate not less than the effective rental rate reflected by the Lease Proposal, and without material change to the other terms and conditions set forth therein. If Landlord does not lease the Preferential Premises within said one hundred eighty (180) day period, Tenant shall have a Preferential Right on any subsequent leasing thereof the terms set forth above. However, if Tenant fails or elects not to exercise a Preferential Right on three (3) separate occasions, Tenant's rights hereunder shall automatically terminate. The Preferential Right shall expire in any event if not exercised by Tenant on or prior to December 31, 2003.

7. Tenant acknowledges and agrees that the Preferential Right is subject and subordinate to any and all preferential rights, renewal options, expansion options, and refusal rights of (i) the following existing tenants in the Building and their permitted assigns: (x) Amerada Hess Corp.; (y) Niewald, Waldeck & Brown; and (z) Ferrell Gas, L.P., and (ii) future tenant(s) of the Preferential Premises for which Tenant did not exercise a Preferential Right.

8. Landlord shall deliver, and Tenant will accept the Preferential Premises broom-clean and vacuumed but otherwise in an "AS IS" and "WITH ALL FAULTS"
condition.   Landlord may elect to offer to Tenant a market improvements allowance, to be applied against the costs of design and construction of the leasehold improvements desired by Tenant with respect to the Preferential Premises. However, Tenant acknowledges that any such improvement allowance granted to Tenant by Landlord shall affect the Prevailing Market Rate payable by Tenant with respect to the Preferential Premises. The term of the Lease with respect to the Preferential Premises shall commence upon such space being delivered to Tenant and shall expire simultaneously with the expiration of the Lease. Rent will accrue and be due and payable with respect to the Preferential Premises on the earliest to occur of (a) ninety (90) days following the date Landlord tenders possession of the Preferential Premises to Tenant; and (b) the date Tenant occupies the Preferential Premises for the conduct of Tenant's business.


                         EXHIBIT J

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                    LICENSE FOR ROOFTOP
                  COMMUNICATIONS EQUIPMENT


1. Landlord hereby grants Tenant the non-exclusive license to use a portion of the roof of the Building mutually agreed upon by Landlord and Tenant only for the purpose of installing, operating and maintaining the following (the "Items"): [DESCRIBE EQUIPMENT] and for no other purpose together with the necessary conduit sleeving or wiring extending from such equipment through the interior of the Building to connection points within the Premises.

2. Tenant shall not be obligated to pay any roof rent, but Tenant shall bear all associated costs without limitation, Tenant shall reimburse Landlord for all electricity consumed by the Items, as reasonably estimated by Landlord's engineer, within thirty (30) days after Landlord bills the same from time to time.

3. Landlord shall permit Tenant reasonable access to the roof for the purposes permitted hereunder, during normal business hours at the Building upon reasonable advance notice and scheduling through Landlord's management and security personnel. Access after normal business hours may be granted by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose. Landlord reserves the right to enter the roof, without notice, at any time for the purpose of inspecting the same, or making repairs, additions or alterations to the Building, or to exhibit the roof to prospective tenants, purchasers or others, or for any other reason not inconsistent with Tenant's rights hereunder. In connection with exercising such rights, Landlord may temporarily disconnect and/or move the Items, if necessary. The exercise by Landlord of any of its rights under this Paragraph shall not be deemed an eviction or disturbance of Tenant's use of the roof.

4. Tenant shall not install the Items, or thereafter make any alterations, additions or improvements to the roof or the Items without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord shall approve or reject the proposed installation of the Items within a reasonable time after Tenant submits (a) plans and specifications for the installation of the Items, (b) copies of all required governmental and quasi-governmental permits, licenses, and authorizations which Tenant will obtain at its own expense, and (c) a certificate of insurance evidencing the coverage required herein. Landlord may withhold approval if the installation or operation of the Items may damage the structural integrity of the Building, interfere with the operation of any other rooftop communications equipment owned or leased by Landlord or any other occupant of the Building, reduce the amount of leasable space in the Building, detract from the appearance of the Building, or for any other reasonable ground. Tenant may utilize contractor(s) of its choice for the installation of, and repairs to the Items (subject to Landlord's reasonable approval). Landlord may require that any installation or other work be done under the supervision of Landlord's employees or agents, and in a manner so as to avoid damage to the Building. All installation work shall be performed in a good and workmanlike manner, in accordance with all governmental requirements.

5. Upon termination of the Lease or this EXHIBIT J, by expiration or otherwise, Tenant shall disconnect and remove the Items and fully repair and restore the roof and the affected portions of the Premises and the Building to the same or better condition than prior to installation of the Items, ordinary wear and tear, and damage from fire or other casualty not the fault of Tenant excepted. Tenant shall promptly and properly repair (or at Landlord's option, pay Landlord's reasonable charges for repairing) during the Term and upon termination of the Lease or this EXHIBIT J, any roof leaks or other damage or injury to the roof, or the Building (or contents thereof) caused by Tenant's use of the roof or its installation, use, maintenance or removal of the Items. If Tenant does not immediately repair any such leaks, damage or injury, or does not remove the Items when so required, Tenant hereby authorizes Landlord to make such repairs or remove and dispose of the Items and Tenant shall promptly pay Landlord's reasonable charges for doing so. Landlord shall not be liable for any property so disposed or removed by Landlord.

6. Landlord does not represent or warrant that use of the roof hereunder will comply with any applicable federal, state, county or local laws or ordinances or the regulations of any of their agencies, or that the roof will be suitable for Tenant's purposes. Tenant agrees that Tenant has inspected the roof and agrees to accept the same hereunder "AS IS" and "WITH ALL FAULTS". Tenant shall at all times comply with any applicable federal, state, county or local laws or ordinances, pertaining to Tenant's use of the roof or the Items.

7. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, claim, damage, liability or expense which Landlord may incur as a direct or indirect result of Tenant's use of the roof or Items, including but not limited to attorneys' fees, whether or not any legal action is instituted. This indemnity obligation shall include Landlord's partners, officers, directors, trustees, beneficiaries, affiliates and agents ("Indemnitees"). Tenant shall maintain commercial general liability insurance covering risks of bodily injury, death or property damage arising out of Tenant's use of the roof or Items, in the amount of at least $2,000,000 combined single limit per occurrence with a responsible insurance company reasonably satisfactory to Landlord, which policy shall include a contractual liability endorsement and shall include Landlord and the other Indemnitees (as defined above) as additional insureds. Tenant shall provide a certificate of such insurance to Landlord prior to using the roof, and such insurance policy shall not be cancelable without at least thirty (30) days' written notice to Landlord. Landlord shall not be responsible for the Items in the event of loss or damage thereto from any cause whatsoever. Tenant, on behalf of its insurers, hereby waives any rights of subrogation against Landlord (or the "Indemnitees" defined above).

8. Tenant shall not use the roof or the Items so as to interfere in any way with the ability of Landlord or its tenants and occupants of the Building and neighboring properties to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort that are transmitted through the air or atmosphere, nor so as to interfere with the use of electric, electronic or other facilities, appliances, personal property and fixtures, nor so as to interfere in any way with the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on the roof or any floor or area of the Building.

9. If the roof, Building or Items are materially damaged by fire or other casualty, this Agreement shall terminate as of the date of such damage, subject to any provisions hereof which by their terms or reasonable implication shall survive such termination. Landlord shall have no obligation to provide substitute space on the roof or to repair or restore the roof or Building. In the event of such damage, Tenant shall look solely to its insurers for any claims that Tenant may have in connection with such damage or destruction.

10. This EXHIBIT J creates a license coupled with an interest. Landlord agrees not to revoke this license until the Lease Term (including any options to renew thereunder validly exercised) expires or is sooner terminated, or shall default under this EXHIBIT J and fail to cure within ten (10) days after written notice, or shall default under the terms of the Lease and fail to cure within the time periods for curing defaults set forth therein. In any such events, Landlord may also discontinue providing electricity to the Items. Tenant's rights under this EXHIBIT J shall not be assignable, nor may Tenant sub-license its rights under this EXHIBIT J. Tenant may not let any other party tie into or use the Items or the roof, and Tenant may not transmit or distribute signals through the Items to any parties not affiliated with Tenant. The rights granted herein are personal to Tenant. Any default by Tenant under this EXHIBIT J shall also be a default under the Lease.


                         EXHIBIT K

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


                 JANITORIAL SPECIFICATIONS



I.   Terms and Conditions

Landlord agrees to perform the herein specified cleaning maintenance services for the Premises, which services shall be performed under the following terms and general conditions:

A.   Intent of Specifications

It is the intent of these specifications that the Premises be kept reasonably clean on a regular basis. These specifications should therefore, be referred to as a guide for the services required to effectively maintain the Premises.

B.   Staffing and Back-Up Staff Requirements

1.   Normal Working Staff

a. Staffing shall be as required to perform the necessary work to maintain the level of cleanliness as heretofore specified in Article A, entitled "Intent of Specifications."

b. Staffing shall include at least one (1) day maid for the common areas of the Building to accomplish any periodic maintenance herein specified without decreasing the level of the nightly janitorial services at Landlord' sole cost and expense.

c. Landlord will periodically inspect areas to be designated by Tenant and record results of said inspections on a written form, to be supplied by Landlord, upon Tenant's request.

2.   Back-up Staff

a. Landlord shall maintain and show evidence of an adequate back-up labor force and supervisory staff to be able to assist immediately in case of flood, fire, natural or man-made disasters, or any other emergency.

b. Landlord must submit a list of at least three emergency telephone numbers of management-level supervisory personnel and/or an answering service authorized to dispatch emergency back-up working crews in the event of a request by Tenant for such services. Landlord will update these emergency telephone numbers as required throughout the term of this Lease.

D.   Supervision

1. Landlord will provide an adequate supervisory staff as required to maintain the level of cleanliness as previously defined herein.

2. In addition to the supervision of all cleaning services, the supervisory staff will be responsible for the following:

a. Instructing personnel in the securing of all lighting as soon as possible each night.

b. Securing all suite entrances in conjunction with the Building's security requirements.

c. Prompt transmittal in writing of all accident and/or damage reports to Tenant.

d. A member of the supervisory staff shall be available on request by Tenant during the normal business hours of the Building to visit with Tenant and answer complaints of any nature relating to the janitorial function.

E.   Bonding

Landlord will cause cleaning personnel to be bonded in amounts to be mutually agreed upon.

F.   Equipment

Landlord will provide all equipment reasonably necessary for the cleaning of the Premises in accordance with the intent of the specifications. All cleaning equipment shall be of a type consistent with good cleaning practices. All equipment shall be kept in good working order at all times and shall be repaired or replaced when obsolete or defective. Any modifications to equipment required to prevent damage to any of the architectural finishes of the Premises will be reasonably attempted by Landlord.

G.   Supplies

All supplies reasonably required for the effective cleaning of the Premises in accordance with the specifications will be supplied by Landlord. A list of all such supplies will also be supplied by Landlord. All supplies used must be in compliance with applicable safety rules and regulations, and must be of a nature that will not mar or cause deterioration of finish surfaces.

H.   General Procedures

The following general procedures will be followed by Landlord's janitorial personnel:

1. Use reasonable efforts to report all damage, breakage, and/or apparent plumbing or electrical problems to Tenant immediately.

2.   Have access to Tenant's emergency telephone list.

3.   Report any evidence of security breaches to Tenant immediately.

4. Maintain all janitor's closets, slop sinks and storerooms in a reasonably clean condition on a regular basis.

5. Lock all entrance doors during the entire cleaning operation. Only the cleaner assigned to clean each tenant suite and the supervisory staff are to be admitted to the respective tenant areas.

6. Close all perimeter office doors after cleaning to prevent excessive heat gain or heat loss in the interior spaces.

7.   Make time clock report available to Tenant, upon request.

8. Exercise reasonable diligence in an attempt to prevent damage to corners and wall finishes by electrical extension cords.

9.   Empty buckets only in designated janitorial sinks.

10. Hold doors open by doorstops only, not by foreign materials in the door jams.

II.  Cleaning Specifications

A.   Office Areas

1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Premises nightly, wash receptacles as necessary. Provide trash can liners for all waste receptacles.

2. Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

3. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills and all other horizontal surfaces nightly; wash window sills when necessary. Desks and other furniture must be reasonably cleared of all items by Tenant to be eligible hereunder. (It is the intent of the parties that cleaning personnel shall not be required to move items on Tenant's furniture or floors in order to perform any janitorial services hereunder.)

4. Damp wipe and polish all glass furniture tops nightly. Furniture must be reasonably cleared of all items by Tenant to be eligible hereunder.

5. Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass and partitions nightly.

6.   Wash clean all water coolers nightly.

7.   Sweep all private stairways nightly; vacuum if carpeted.

8. Monitor all stairwells throughout the entire Building daily and keep in clean condition.

9.   Damp mop spillage in office and public areas as necessary.

10.  Damp dust all telephones as necessary.

B.   Restrooms

1.   Mop, rinse and dry floors nightly.

2.   Scrub floors as necessary.

3.   Clean all mirrors, bright work aud enameled surfaces nightly.

4. Wash and disinfect all basins, urinals and bowls nightly, using scouring powder to remove stains, and clean undersides of rim of urinals, and bowls.

5. Wash both sides of all toilet seats with soap and water and disinfectant nightly.

6. Damp wipe nightly, and wash with disinfectant when necessary, all partitions, tile walls and outside surface of dispensers and receptacles.

7. Empty and sanitize, all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

8.   Fill toilet tissue, soap, towel, and sanitary napkin dispensers nightly.

9. Clean flushometers, piping, toilet seat hinges and other metal work nightly.

10. Wash and polish all walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

11.  Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

12. Generally clean common areas, building standard restrooms and refill toilet tissue, soap, towel, and sanitary napkin dispensers in same at no additional expense to Tenant whether or not Tenant leases the entirety of the floor in question.

NOTE:     Wash rooms shall be thoroughly cleaned and a disinfectant or deodorant shall not be used to kill odors. If a disinfectant is necessary, an odorless product shall be used.

C.   Floors

1. Sweep ceramic tile, marble and terrazzo floors nightly; wash, buff or scrub as necessary.

2. Sweep nightly, using dust-down preparation, ceramic tile, vinyl, rubber or other composition floors and bases; wax and buff such floors in public areas on multi-tenant floors monthly.

3.   Wax and buff resilient tile flooring in office areas monthly.

4.   Vacuum clean all carpeted areas and rugs nightly.

5.   Perform carpet shampooing at Tenant's request and bill to Tenant.

D.   Glass

1.   Clean glass entrance doors and adjacent glass panels nightly.

2.   Clean inside surface of exterior windows at least once per year.

3. Clean outside surface of exterior windows at least three times per year; provided, however, in the event Landlord cleans more frequently than three times per year the exterior windows of floors located above the Premises in such a manner so as to dirty the windows of the Premises, then Landlord shall clean the windows of the Premises as frequently as those located above same.

E.   High Dusting (quarterly)

1. Dust and wipe clean all closet shelving when empty. Carpet sweep or dry mop all floors in closets if same are empty.

2.   Dust all picture frames, charts, graphs and similar wall hangings.

3. Dust clean all vertical surfaces, such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

4. Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

5. Dust the exterior surface of lighting fixtures, including glass and plastic enclosures.

F.   Day Service

1. At least once during the day, check the men's washrooms for soap, towel and toilet tissue replacement.

2. At least once during the day, check ladies' washrooms for soap, towel, toilet tissue and sanitary napkin replacement.

3.   Vacuum elevator cabs as necessary.

4.        Maintain regular surveillance of public areas to ensure cleanliness.

G.   General

1. Wipe all interior metal window frames, mullions and other unpainted interior metal surfaces of the perimeter walls of the Building each time the interior side of the windows is washed.

2. Keep slopsink rooms in a clean, neat and orderly condition on a regular basis.

3. Wipe clean and polish all metal hardware, fixtures and other bright work nightly.

4. Dust and/or wash all directory boards as required; remove fingerprints and smudges nightly.

5. Maintain the Building lobby, corridors, VIP Parking, Parking Garage and other public areas of the Building and the Project in a clean condition.
     CLEANING SPECIFICATIONS - FREQUENCY SUMMARY



Primary Item                        Achievement              Frequency
------------                        -----------              ---------
A.  Entrance

Steps and foyer                     Inspect and sweep        5 x week

Door glass and frames               Clean                    5 x week


B.  Public Areas


Floors - carpet                     Vacuum and spot clean    5 x week

Floors - compositions               Dust sweep and spot mop  5 x week

Furnishings                         Dust                     5 x week

Drinking fountains                  Clean and disinfect      5 x week

Walls, doors and frames             Spot clean               5 x week

Telephones                          Damp wipe                5 x week

Stairs                              Inspect                  5 x week

Janitor closets                     Keep clean               5 x week

Stairs                              Sweep                    1 x week

Metal plates and knobs              Polish                   1 x week

Ledges, sills and rails             Dust                     1 x week

Stairs (all)                        Dust mop and spot clean  1 x month

Light fixtures                      Dust or vacuum           1 x month

Walls                               Dust                     1 x quarter

Window coverings                    Dust or vacuum           1 x quarter

C.  Work Areas (general and private offices, conference, and sales rooms)


Floors - carpet                     Vacuum                   5 x week

Floors - composition                Dust sweep and spot mop  5 x week

Trash receptacles                   Empty and clean          5 x week

Trash                               Collect                  5 x week

Telephones                          Damp wipe                5 x week

Furnishings - horizontal            Dust                     5 x week

Glass desk tops                     Wash and dry polish      5 x week

Glass partitions                    Spot clean               1 x week

Doors and frames                    Dust and spot wash       1 x week

Walls and switchplates              Spot clean               1 x week

Furnishings - vertical              Dust                     1 x week

Low ledges and sills                Dust                     1 x month

High ledges and grills              Dust                     1 x 2 months

Glass partitions                    Wash                     1 x 2 months

Light fixtures - exterior surfaces  Dust or vacuum           1 x quarter


D.  Restrooms



Floors                              Mop and disinfect        5 x a week

Receptacles                         Empty and disinfect      5 x a week

Fixtures                            Scour and disinfect      5 x a week

Dispensers                          Refill and clean         5 x a week

Mirrors                             Wash and dry polish      5 x a week

Bright metal                        Clean and polish         5 x a week

Walls, dividers and doors           Spot clean or wash       5 x a week

Furnishings                         Dust or vacuum           5 x a week

Vents and lights                    Dust or vacuum           1 x a week

Floors                              Machine scrub            As needed



E.  Floor Maintenance Profile (programmed floor care)


Main lobby (wood floors excluded)   Polish                   5 x week

Other lobbies and halls             Polish                   As needed

Lunchrooms and lounges              Polish                   1 x month

Offices (wood floors excluded)      Polish                   1 x month



Top-quality, anti-slip floor materials and finishes shall be used at all times.

                         EXHIBIT L

                             TO
                    OFFICE LEASE BETWEEN
          TRIZEC ALLEN CENTER LIMITED PARTNERSHIP,
                        AS LANDLORD,
                            AND
                  GENESIS CRUDE OIL, L.P.,
                         AS TENANT


               SUBORDINATION, NON-DISTURBANCE
                  AND ATTORNMENT AGREEMENT



RECORDING REQUESTED
BY AND WHEN RECORDED
RETURN TO:

_______________________, Esq.
-----------------------
-----------------------
-----------------------


NOTICE:   THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS
IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                       DEFINED TERMS

Execution Date:

----------------------------------------------------------------
Beneficiary and Address: Metropolitan Life Insurance Company, a New York corporation

                         ----------------------------
                         ----------------------------
                         Attention:  Assistant Vice President
with a copy to:
                         ----------------------------
                         ----------------------------
                         ----------------------------
                         Attention:
                                   ------------------
----------------------------------------------------------------
Tenant and Address:
                         ----------------------------
                         ----------------------------
                         ----------------------------
                         Attention:
                                   ------------------
----------------------------------------------------------------
Landlord and Address:
                         ----------------------------
                         ----------------------------
                         ----------------------------
                         Attention:
                                   ------------------
----------------------------------------------------------------
Loan:  A first mortgage loan in the original principal amount of
$________________ from Beneficiary
                                                                  --------------
--
to Landlord.
----------------------------------------------------------------
Note:   A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of __________________________.
            --------------------------
----------------------------------------------------------------
Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of ____________

------------
executed by Landlord, to _____________________, as Trustee, for the benefit of Beneficiary securing
                         ---------------------
repayment of the Note recorded under Clerk's File No.                      in
the Official Public
                                                      ---------------------
Records of Real Property of Harris County, Texas.
----------------------------------------------------------------
Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of _____________ covering the Premises.
[Add amendments]
----------------------------------------------------------------
Property:
            ---------------------
            ---------------------
            ---------------------
            Attention:
                       ----------
----------------------------------------------------------------
The Property is more particularly described on Exhibit A.


THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2. Acknowledgments by Tenant. Tenant agrees that (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

3.   Foreclosure and Sale.  In the event of a Foreclosure Sale,

(a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. Tenant agrees to attorn to and accept Beneficiary as Landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets for defenses that Tenant might have against any prior landlord (including Landlord;) or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c) If Beneficiary acquires title to the Property as a result of a Foreclosure Sale, the Lease shall be automatically amended as set forth in Exhibit B.

4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Landlord. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Deed of Trust and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5. Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the improvements in which the Premises are located at the commencement of the term of the Lease.

7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability [beyond Beneficiary's then equity interest in the Premises and Tenant shall look solely to Beneficiary's then equity interest for the payment and performance of any obligations imposed upon Beneficiary under this Agreement or under the Lease][in an amount in excess of $3,000,000 and Tenant's recourse against Beneficiary shall in no extent exceeds the amount of $3,000,000.] This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

IN WITNESS WHEREOF, the parties have executed this Subordination, Non-disturbance and Attornment Agreement as of the Execution Date.

NOTICE:   THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS
PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENTS OF THE PROPERTY. IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT.


BENEFICIARY:                  METROPOLITAN LIFE INSURANCE COMPANY, a New York
corporation



By:
                              ---------------------------------
Its:
                              ---------------------------------

TENANT:
                              ---------------------------------
                              a
                              ---------------------------------




By:
                              ---------------------------------
Its:
                              ---------------------------------



LANDLORD:
                              ---------------------------------
                              a
                              ---------------------------------



By:
                              ---------------------------------
Its:
                              ---------------------------------

                         EXHIBIT A

                    PROPERTY DESCRIPTION



                         [TO COME]


                         EXHIBIT B

                         AMENDMENTS


In the event of foreclosure of the Deed of Trust, or upon a sale of the Property pursuant to the trustee's power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of the foreclosure, the Lease shall be amended as follows: